As Filed with the Securities and Exchange Commission on April 5, 2007	Registration No. 333-125314

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROKWADER, INC.
(Name of Small Business Issuer in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	73-1731755 (I.R.S. Employer Identification No.)

23950 Craftsman Road
Calabasas, CA 91302
Telephone (818) 224-3675
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Yale Farar, President
Rokwader, Inc.
23950 Craftsman Road
Calabasas, CA 91302
Telephone (818) 224-3675
(Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

Copies to
William B. Barnett, Esq.
Law Offices of William B. Barnett
21550 Oxnard Blvd., Main Plaza-Ste. 200
Woodland Hills, CA 91367
Telephone (818) 595-7717
Facsimile (818) 999-2269

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement number for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PROSPECTUS STATEMENT

Rokwader, Inc.

125,000 shares of common stock, par value $.001 per share
RECONFIRMATION OFFER

This prospectus relates to the reconfirmation offering required by Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, concerning the 125,000 shares of our common stock, par value $.001 per share which we sold at $1.00 per share in our initial public offering, or IPO, which was completed on February 1, 2006.

We entered into a Securities Exchange Agreement with Latigo Shore Music, Inc., or Latigo, on February 12, 2007. Pursuant to the terms of the exchange agreement, which is subject to adequate approval of the transaction and reconfirmation of investment by the investors in the IPO, we have agreed to issue 70,000 restricted shares of our common stock (aggregating approximately 4.8% of our issued and outstanding common stock, including the escrowed IPO shares) plus $30,000, in exchange for all of Latigo’s issued and outstanding common stock. The Latigo stockholder will also be entitled to receive up to an additional 200,000 shares of our common stock from the date of closing through December 31, 2008, pursuant to an earn-out provision in the exchange agreement. As a result of the transaction, Latigo will become a wholly-owned subsidiary of Rokwader. See “The Exchange Agreement”.

This reconfirmation prospectus is being furnished to you, as the investors in the IPO, so you may consider whether or not to reconfirm your investment and approve the contemplated exchange transaction with Latigo. Pursuant to Rule 419, we deposited all proceeds of the IPO and the shares sold in the IPO into an escrow account. The IPO shares and proceeds may only be released upon the completion of a reconfirmation offering in which each investor in the IPO may either (i) reconfirm such investment and approve the proposed exchange transaction with Latigo, thereby allowing the release of the shares to the confirmed investor and the funds to us upon closing of the exchange transaction, or (ii) request a return of his or her invested funds to the investor. To ensure adequate support for the exchange transaction and the subsequent business plan of the company among our investors in the IPO and the continuation of a sufficient investor base, we will not proceed with the proposed exchange transaction unless at least fifty-one percent of the investors in the IPO and fifty-one percent of the shares purchased in the IPO reconfirm their respective investments in our shares. We must receive written confirmations from all of investors’ in our IPO on or before April 30, 2007. If we have not received such written confirmation from all investors by April 30, 2007, the investor’s funds and any applicable interest held in the escrow account shall be returned to all of our investors. The escrowed funds and shares of our common stock relating to reconfirmed investments will be released from escrow upon representation to the escrow agent that the terms and conditions of Rule 419 have been met and the consummation of the Latigo exchange transaction.

We have until May 2, 2007 to effect a business combination with another entity pursuant to Rule 419, and have entered the exchange agreement with Latigo. If we are unable to obtain approval for the exchange transaction with Latigo and complete the reconfirmation process by May 2, 2007, we will return all escrowed funds to the investors, plus any interest earned, and we will cancel the escrowed shares.

The rights, privileges and number of shares of our common stock held by our existing stockholders will not change as a result of the closing of the exchange agreement, except to the extent that beneficial ownership percentages may increase or decrease based on the issuance of the additional shares of our common stock pursuant to the exchange agreement. As of the date of this reconfirmation offering, there has been no public market for our common stock and we cannot assure you that an active trading market will exist after the proposed exchange is completed, or otherwise.

THIS RECONFIRMATION OFFERING AND THE PROPOSED ACQUISITION INVOLVE A HIGH DEGREE OF RISK AND AN IMMEDIATE AND SUBSTANTIAL DILUTION IN YOUR INVESTMENT. ONLY THOSE PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD RECONFIRM THEIR INVESTMENT IN ROKWADER. SEE "RISK FACTORS" COMMENCING ON PAGE 5 HEREOF.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the shares of common stock currently held in escrow. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus is accurate on the date of this document only.

RECONFIRMATION PROSPECTUS SUMMARY

This is a summary of the information contained in this reconfirmation prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section, to fully understand our proposed business operations, the reconfirmation offering being made under this prospectus and the risks associated with an investment in our securities.

Our Company

Rokwader, Inc. (referred to as “Rokwader”, “we” or “us”) was organized as a Delaware corporation on March 18, 2005, as a "blank check" company pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire one or more interests in business opportunities presented to us by persons or firms who or which desire to employ our funding in their businesses or to seek the perceived advantages of a publicly-held corporation.

Corporate Information

Our offices are currently located at 23950 Craftsman Road, Calabasas, CA 91302. Our telephone number is (818) 224-3675.

Our Initial Public Offering and Rule 419

We completed our initial public offering, or IPO, on February 1, 2006. We sold a total of 125,000 shares of common stock at a price of $1.00 per share. All of the shares were sold for our benefit and there were no selling stockholders in the IPO.

The $125,000 proceeds of the IPO were placed into escrow in accordance with Rule 419 which requires us to hold all of the proceeds from our IPO in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by investors in our IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO.

Our Proposed Acquisition

We entered into a Securities Exchange Agreement with Latigo Shore Music, Inc., (“Latigo”), on February 12, 2007. Pursuant to the terms of the exchange agreement, which is subject to adequate approval of the transaction and reconfirmation of investment by the investors in the IPO, we have agreed to issue 70,000 shares of our common stock (aggregating approximately 4.8% of our issued and outstanding common stock, including the escrowed IPO shares) plus $30,000, in exchange for all of Latigo’s issued and outstanding common stock. The Latigo stockholder will also be entitled to receive up to an additional 200,000 shares of our common stock from the date of closing through December 31, 2008, pursuant to an earn-out provision in the exchange agreement. As a result of the transaction, Latigo will become a wholly-owned subsidiary of Rokwader. See “The Exchange Agreement”.

The Reconfirmation Offering

By this prospectus statement, we are soliciting the investors in our IPO to reconfirm their respective purchases of shares of our common stock. We only have until May 2, 2007 to complete our acquisition of Latigo. Therefore, we are requiring that we receive written confirmations from all of our investors who purchased shares in our IPO on or before April 30, 2007. If we have not received such written confirmation from all of our investor by April 30, 2007, the investor’s funds and any applicable interest held in the escrow account shall be returned to all investors within five business days. If at least fifty-one percent of the IPO investors and investors owning at least 51% of the shares purchased in the IPO do not reconfirm their investment in our shares of common stock, then , all IPO investors’ funds, and any applicable interest, held in the escrow account shall be returned to the IPO investors within five business days. If the 51% threshold is met, the escrowed funds and shares of our common stock relating reconfirmed investments will be released from escrow upon our representation to the escrow agent that the terms and conditions of Rule 419 have been met and the consummation of the Latigo exchange transaction.

Latigo Shore Music, Inc.

Latigo Shore Music is in the music industry business, whose purpose is to create viable entertainment assets in the music recording field. The initial major function of Latigo is to actively pursue and sign emerging musical talent, notably singers and songwriters.

Latigo owns a 50% interest, including copyrights and publishing rights,, in a music catalog, which consists of 107 original songs. It also owns two master recordings of finished CD’s by Mr. Steve Dorff, entitled Pacific Sunrise and You Set My Dreams to Music, which have not yet had major distribution. Additionally, Latigo has a contract to produce and market a young, upcoming singer/songwriter and is currently in production on his first recording. Mr. Steve Dorff has also offered his services non-exclusively as a producer for Latigo’s music production business and given Latigo a right of first refusal to any future productions he may undertake.

Outstanding Securities

We set forth below a summary of our equity ownership both before the IPO and after giving effect to the completion of our proposed securities exchange with Latigo, as well as other information concerning the securities sold in our IPO. We have assumed, for the purposes of this summary, that all of the investors in the IPO will reconfirm their respective purchases of common stock.

Shares of common stock outstanding immediately prior to the IPO	1,250,000
Shares of common stock sold in the IPO	125,000
Shares of common stock issued after the IPO	0
Shares to be issued in connection with our acquisition of Latigo	70,000
Shares to be outstanding after our acquisition of Latigo	1,445,000

Certain Income Tax Consequences

The acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax laws. As such, our stockholders, as well as the stockholders of Latigo, who are subject to United States income tax will not recognize gain or loss upon the closing of the acquisition transaction. The acquisition also is not intended to result in the recognition of gain or loss to either us or Latigo in the respective jurisdictions where we and they are subject to taxation. NO OPINION OF COUNSEL, NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE, HAS BEEN OBTAINED IN CONNECTION WITH THE PUBLICATION OF THE FOREGOING INCOME TAX CONSEQUENCES. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTANTS AND TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO YOU.

SUMMARY FINANCIAL INFORMATION

Rokwader

The table below contains certain summary historical financial data of Rokwader. The historical financial data for the period ended December 31, 2005 and 2006, has been derived from our audited financial statements which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

	For the year Ended December 31, 2005	For the Year Ended December 31, 2006
Statement of Income Data:
Net Sales	$-0-	$-0-
Net Income(Loss)	$(28,230)	$(85,220)
Net Gain (Loss) Per Share	$(0.02)	$(0.07)
Shares Outstanding	1,250,000	1,250,000

	As of December 31, 2005	As of December 31, 2006
Balance Sheet Data
Working Capital (Deficit)	$(16,025)	$(107,208)
Total Assets	$90,016	$235,144
Long-Term Debt	$-0-	$-0-
Total Liabilities	$17,006	$247,354
Total Shareholders' Equity (Deficit)	$73,010	$(12,210)

Latigo

The table below contains certain summary historical financial data of Latigo. The historical financial data for the year ended December 31, 2006 and for the one and ½ months ended February 14, 2007 has been derived from Latigo’s audited and unaudited financial statements, respectively, which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

	For the year ended December 31, 2006 (Inception) to December 31, 2006		One and ½ months ended February 14, 2007
Statement of Income Data:			(Unaudited)
Sales		$-0-	$-0-
Net Income (Loss)		$(1,026)	$(3,677)
Net Income (Loss) Per Unit	$	n/a	$(.37)
Balance Sheet Data
Working Capital (Deficit)		$(1,026)	$(29,703)
Total Assets		$33,202	$67,700
Long-Term Debt		$-0-	$-0-
Total Liabilities		$34,228	$37,403
Total Shareholders’ Equity (Deficit)		$1,026	$30,297

Latigo and Rokwader

Pro-forma Combined, Condensed Information

The pro forma information in the table below combines the balance sheets of Latigo and Rokwader for the year ended December 31, 2006, and as of February 14, 2007 and the statements of operations of Latigo and Rokwader for the year ended December 31, 2006, and for one and ½ months ended February 14, 2007 as if the acquisition was effective at the beginning of the period presented. This information is not necessarily indicative of future operations or the actual results that would have occurred had the merger occurred at the beginning of each period presented. This pro forma information should be read in conjunction with the historical and pro forma financial statements included elsewhere in this document.

	Combined December 31, 2006	Combined February 14, 2007
Statement of Income Data:		(Unaudited)
Sales	$-0-	$-0-
Net Loss	$(86,246)	$(19,796)
Net Loss (per share)	(.06)	(.01)
Balance Sheet Data
Working Capital	$(13,234)	$(58,030)
Total Assets	$209,444	$246,890
Long-Term Debt	$-0-	$-0-
Total Liabilities	$156,582	$175,217
Stockholders Equity (Deficit)	$52,862	$71,673

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.”

Forward-looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate” or words with similar meanings, including the negatives of such phrases. For example, our forward-looking statements may include statements regarding:

•	our growth plans, including our plans to acquire an operating business entity;

•	the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

•	our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

•	this being a start-up situation, the timing of cash requirements and the expected projected profitability; and

•	our expectations regarding competition.

For a discussion on the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review “Risk Factors.” In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred to in this prospectus could turn to be materially different from those we discuss or imply.

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the common stock you purchased in the IPO unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

RISKS RELATING TO ROKWADER

Concentration of ownership will allow one shareholder to control Rokwader’s business

The President and largest shareholder of Rokwader currently owns approximately 90% of the outstanding stock of Rokwader (85% after the transaction with Latigo). As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain their positions as Directors and effectively operate Rokwader’s business, regardless of other investors’ preferences.

Our officers and directors have no previous experience launching and operating “blank check” companies and have only limited experience in the management of start-up companies such as Latigo.

Our officers and directors have no previous experience launching and operating “blank check” companies under Rule 419, such as Rokwader, although Mr. Farar and Mr. Saderup have experience investing in and managing non-operating, or shell, companies and in coordinating and closing business combinations. Mr. Farar was an officer and a principal stockholder of Woodland Communications Group, Inc., a shell company that merged with and into US Telesis Holdings, Inc. in May 1999, at which time Mr. Farar left the management of the company. Mr. Farar remained a principal stockholder of US Telesis Holdings, Inc. until May 6, 2005, when Catcher, Inc. completed a merger with US Telesis Holdings, Inc., with Catcher Holdings, Inc. being the survivor. Catcher Holdings, Inc. is now an operating company, and Mr. Farar is no longer an affiliate of Catcher Holdings, Inc. Mr. Farar was also a director, officer and principal stockholder of USA International Chemical, Inc., a non-operating company, until his resignation from management and the board effective September 1, 1998. Mr. Farar remained a principal stockholder of USA International Chemical, Inc. until May 4, 2000, when USA International Chemical, Inc. completed a merger with Aspac Communications, Inc., with Aspac Communications, Inc. being the survivor. Aspac Communications, Inc. ceased filing Exchange Act reports with the SEC after March 2002 and is listed as an inactive Delaware corporation as of March 2003.

Mr. Farar has also been a principal stockholder in a number of other shell companies, either directly or through limited liability companies of which he was the principal owner and manager. Some of these other shell companies have become publicly reporting operating companies (for example, Voice Powered Technology International, Inc., now World Waste Technologies, Inc.; Gamogen, Inc., now Gener8xion Entertainment, Inc.). However, Mr. Farar was not a director or officer of any of these other shell companies. Further, Mr. Farar is no longer an affiliate of any of these companies, nor of any other non-operating public entity other than Rokwader.

Mr. Saderup was a director of Voice Powered Technology International, Inc. until August 25, 2004, when Voice Powered Technology International, Inc. completed a merger with World Waste Technologies, Inc., with World Waste Technologies, Inc. being the survivor. World Waste Technologies, Inc. is now an operating company, and Mr. Saderup is not affiliated with World Waste Technologies, Inc.

However, the management of a blank-check company like Rokwader may be significantly different from investing in and managing a shell company. For example, there is no regulatory time limit for consummating an acquisition with a shell company that has not conducted a blank check offering. Further, we cannot assure you that our officers and directors lack of experience with blank check companies has not adversely affected our ability to identify the best acquisition candidate in the time frame required under Rule 419, or will not adversely affect our ability to successfully grow such business in the future.

Furthermore, while the current officers and directors have significant experience in general business, none have experience in operating a music/entertainment business such as Latigo’s. As a result, we will be relying heavily on the experience and business acumen of Steve Dorff to establish an effective business strategy for our future operations.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern.

We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We have sustained operating expenses without corresponding revenues, since inception. This has resulted in our incurring a net operating loss that is expected to increase as we apply the proceeds of our IPO to establish and grow our business. This has caused our accountants to include a “going concern” explanation in their Report dated February 7, 2007. While we believe Latigo’s business offers reasonable profit and growth potential, we cannot assure you that Latigo’s business will be profitable or successful. The results of Latigo’s business will determine the results of Rokwader’s business.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. We expect the initial market for our stock following the release of shares from escrow to be limited, if a market develops at all. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Rokwader. Additionally, the IPO offering price of $1.00 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

The music and entertainment business is highly speculative and there is a consequent risk of loss of your investment.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management of Latigo’s business. Latigo does not have an established operating history. The music and entertainment industry is a very speculative one with changing trends, music and movie themes, contemporary issues, age and gender preferences and other factors determining the success or failure of various types of music, theatre and movies. Consequently, there is no assurance that the musical catalogue or master recordings currently owned by Latigo will find a significant audience or be commercial successes. Consequently, the success of our operations will be dependent upon management of Latigo’s business and numerous other factors beyond our control.

We cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets and you may therefore be subject to taxation.

We intend the exchange of stock with Latigo to qualify as a tax-free transaction in which the business combination is not treated as a taxable event. However, if our business combination between Rokwader and Latigo does not meet the statutory requirements of a tax-free reorganization, the business combination would result in the imposition of both federal and state taxes that would have an adverse effect on both parties to the transaction.

The availability of our shares for sale could adversely affect our share price as there is a risk that either there will be too few shares available to establish any reliable trading activity or our promoters and affiliates could eventually sell a sufficient volume of shares to lower the share price.

Of the 1,375,000 shares of our common stock presently issued and outstanding as of the date hereof 1,250,000 shares are held by our management, promoters or their affiliates, and are “restricted securities” as that term is defined under the Securities Act and in the future may only be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by our management, promoters or their affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration exemption requirements of the Securities Act. Therefore, our management, promoters or their affiliates, or their transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act. This results in up to 125,000 shares of Rokwader common stock being available for any trading activity after the consummation of the acquisition of Latigo.

However, our promoters, including management, have certain registration rights to sell their shares of common stock in the public market, including demand and piggyback registration rights. Demand registration obligates us to register up to the entire 1,250,000 shares of our common stock upon written request from the promoters holding a majority of such shares. Piggy-back registration obligates us to include the promoters’ shares in any subsequent registration made by us under the Securities Act, subject to certain exclusions specified in our agreement. Both demand and piggyback registration rights become effective six months following the consummation of our acquisition of Latigo.

Investors should be aware that there is a risk that sales of the shares held by our management and promoters pursuant to a registration statement filed under the Securities Act is likely to have a depressive effect on the market price of our securities in any market which may develop for such securities. A subsequent sale of a large number of shares by our promoters following a demand or piggyback registration, or even the availability of these shares for sale, may have the effect of materially and adversely decreasing the prevailing market price of our common stock by increasing or threatening to increase the number of shares available in the open market.

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you may ultimately receive upon sale of our securities.

The initial offering price of $1.00 per share was arbitrarily determined by us, and had no relationship whatsoever to our assets, earnings, book value or any other objective standard of value at the time of our IPO nor did any trading market exist which would reflect what buyers and sellers deem the share value to be. You are therefore bearing the risk that you have paid more for our shares than our shares are actually or objectively worth or will be valued by the public markets in any future trading. This could result in an insufficient return, or even a loss, on your investment even if we successfully establish and grow our business.

There will be additional dilution as additional shares are issued which may decrease the market price of our common stock.

Assuming the successful completion of an “earn-out”, up to 270,000 additional shares of our common stock may be issued in connection with our acquisition of Latigo. Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

RISKS RELATING TO THE PROPOSED ACQUISITION

Because a public market for our securities does not currently exist and is not likely to develop after the Latigo transaction, you may not be able to sell your securities or achieve liquidity in your investment.

Currently, there is no public market for our securities and we cannot assure you that a public market will ever develop. It is unlikely a regular trading market will develop when the reconfirmation offering is concluded or immediately following the completion of the proposed acquisition with Latigo due to the very small number of tradable shares. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. Further, we can give no assurance such a market could be sustained if a trading market for our securities were to develop, nor that the common stock could be resold at their original offering price or at any other price. Any market for our securities which may develop will very likely be a limited one. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. Such absence of a public market could effectively eliminate your ability to sell your shares.

We will lack business diversification as we will only be operating one business in one industry the music/entertainment industry, which makes us subject to all the risks and uncertainties of that industry.

Latigo will be our sole operating business following the proposed acquisition. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business in the music/entertainment industry. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Consequently, our business will be subject to the variable and speculative nature of the music/entertainment business. There is no assurance that our musical inventory, theatrical productions or future artists will achieve a commercially viable audience.

We had limited ability to evaluate management of a target business so there can be no assurance that management of Latigo can run the business profitability or enter into and compete in any new markets.

Even though Latigo’s management will have only one seat on our board of directors, we expect our present management to play no material managerial role in Rokwader following the acquisition of Latigo. Although we have met with the management of Latigo in connection with our evaluation of the proposed business combination, our assessment of management may be incorrect. In evaluating Latigo, we have considered several factors, including the following:

•	experience and skill of management and availability of additional personnel of Latigo;

•	costs associated with effecting the business combination;

•	equity interest retained by our stockholders in the merged entity;

•	the financial statements of Latigo;

•	growth potential of Latigo;

•	capital requirements of Latigo;

•	capital available to Latigo;

•	competitive position of Latigo;

•	stage of development of Latigo;

•	degree of current or potential market acceptance of Latigo’s business, music inventory and entertainment related services;

•	proprietary features and degree of intellectual property or other protection of Latigo’s business; and

•	the regulatory environment in which Latigo’s business operates.

Despite this careful evaluation, we had a limited amount of time as a “blank check” company to identify and evaluate potential business combinations. Consequently, we may have been able to identify and evaluate additional businesses, some possibly having more potential than Latigo, had time permitted.

Latigo is a newly formed company with no operating history which makes its future operations speculative

Latigo was incorporated in December, 2006 when it commenced its business. Consequently, Latigo is a newly formed company with no established operations. In the absence of any historical operations, future operations are difficult to predict. Additionally, Latigo may incur significant start-up costs in connection with marketing its current music inventory or future music and musical artists, and will have limited working capital to use for such efforts. There can be no assurance Latigo will achieve its planned marketing goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth, including failure to generate revenues to fund future working capital needs, could have a material adverse effect on Latigo's and our financial condition and results of operations.

RISK FACTORS AFFECTING LATIGO'S BUSINESS OPERATIONS

Our limited assets and the lack of revenues raise doubt about our ability to carry on business operations.

Rokwader has not yet generated revenues from operations. Consequently, we had a net loss of $85,220 for the year ended December 31, 2006.  As of December 31, 2006, we had a working capital deficit of $107,208 and $13,511 of cash available, not including $125,000 in escrow.  After the merger with Latigo, our combined working capital deficit decreases to $58,030, and the unrestricted cash increases to $117,187 with the release of the $125,000 from escrow. The current cash resources may not be sufficient to satisfy the cash requirements of Latigo over the next 12 months.

Our ability to continue operations is dependent upon our ability to successfully establish our business and secure additional funding sources .  To date, our principal stockholder has invested necessary capital to fund our current operations. Although we have a $100,000 commitment from our principal stockholder to continue to fund our day-to-day operating expenses, we do not have any other commitments from them nor have we identified sources of additional capital from third parties. Additional financing may not be available to us on favorable terms, if at all.  Furthermore, the proceeds from the IPO Offering will not be sufficient to fund our long term capital needs.

Due to our continuing losses from business operations, our independent auditor’s report dated February 7, 2007, includes a “going concern” explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing. We are currently operating with limited cash reserves and no revenues which could inhibit our ability to continue in business or achieve our business objectives.

If we do not properly respond to changes in entertainment preferences, services and music that characterize the music/entertainment industry or the markets we will serve, our revenues may be reduced.

The music industry is subject to change in audience preferences, evolving industry standards and the emergence of new media technologies. We may not have the resources to produce music and entertainment that is in public demand at any particular time or to acquire or gain access to new technologies or to introduce new services that could compete with these new media and entertainment delivery technologies. Our inability to properly respond to changes in music technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

We will require substantial investment to develop and promote any music recordings we currently own, may develop or acquire and if we fail to raise sufficient capital to support and fund our expanding marketing and music development operations, our business plan may not be fully realized.

We are in effect a new company, in the development stage, launching a business model within the music industry. We will require additional capital in order to acquire, develop, and distribute new music products, to pay for marketing efforts and fund our growth. In addition, we will need to adequately capitalize the development of each new artist and we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. While we anticipate that our current shareholders will continue to fund our operating expenses if necessary, there is no assurance that this will continue to be the case. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our music development and distribution programs or to limit the operation or marketing of our music products. This could have a material and adverse effect on our business.

There is intense competition in Latigo's industry which may adversely affect the business operations of, and your investment in, Rokwader.

There are numerous competitors in the music industry in which Latigo is currently involved or in which it intends to enter, all of which have developed product lines, strong marketing systems and established customer followings. In almost all cases, Latigo's competitors have far greater financial and other resources. Latigo also expects competition to increase in the future due to evolving media technologies which are reducing the barriers to entry into the music and video industries. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Latigo's net revenue and results of operations. Latigo competes or will potentially compete with a variety of entertainment and music companies, most of which have operated for a longer period of time and have significantly greater financial, technical, marketing and other resources. Some of these competitors have established relationships with leading record labels. These competitors include national and independent record distributors, none of which has any existing relationship with Latigo. Further, Latigo may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation.

Efforts to protect intellectual property or the alleged misuse of the intellectual property of others may cause Latigo to become involved in costly and lengthy litigation which could divert needed resources away from its operations.

Latigo's success depends in part on its ability to obtain and preserve copyright, trademark and other intellectual property rights, in connection with its music inventory, and services. Latigo currently has trademark or copyright protection relating to the Andrew Dorff musical catalog and may seek such protections with respect to other music or to its trade logos. The process of seeking trademark and copyright protection can be time consuming and expensive and no assurances can be given that (i) copyrights or trademarks applied for in the future will actually be issued, (ii) new copyright will be sufficient in scope to provide meaningful protection or any commercial advantage or (iii) others will not independently develop similar products or design around any copyrights Latigo is issued. If Latigo fails to protect its intellectual property from infringement, other companies may offer competitive products. Protection of our intellectual property if such should become necessary could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to operating the business.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

Rule 419, promulgated by the SEC under the Securities Act, required the proceeds of our IPO, closed in February 2006, to be deposited into an escrow account governed by an agreement that contains certain terms and provisions specified by Rule 419. Of the $125,000 of gross proceeds from the IPO, all $125,000 was placed into escrow in compliance with this requirement. We did not use any underwriters or placement agents in the IPO process, and did not pay and are not obligated to pay any underwriting discounts, commissions or other placement fees related to the IPO or any subsequent business combination.

Pursuant to Rule 419, the IPO funds will be released to us and the IPO securities will be released to the IPO investors, only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of our maximum offering proceeds. We have entered into such an agreement to acquire Latigo.

Second, we must file a post-effective amendment to the registration statement which includes results of the IPO including, but not limited to, the gross offering proceeds, amounts dispersed to us, if any, and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders and affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This reconfirmation prospectus is a part of a post-effective amendment we filed to comply with this requirement.

Third, we must mail a copy of this reconfirmation prospectus to each IPO investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus which we believe conforms to the requirements of Rule 419.

We entered into an escrow agreement with City National Bank, pursuant to which City National Bank currently holds the IPO proceeds and the stock certificates of the IPO investors in escrow pursuant to Rule 419. The IPO funds, and any interest earned, are being held for the sole benefit of the IPO investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government. We do not anticipate allocating any of the IPO funds to pay for IPO expenses. If we have not completed a business combination on or before May 2, 2007, all of the IPO proceeds will be promptly returned to the IPO investors and the certificates evidencing the securities comprising the shares purchased in our IPO will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us to City National Bank confirming we have met the three conditions described above. After we submit a letter to the escrow agent stating we have met the requirements of Rule 419, and after the proposed acquisition is closed, the escrow agent can release the funds and securities.

RECONFIRMATION PROCEDURE

If you, as an investor in our IPO, decide to accept the reconfirmation offer being made under this reconfirmation prospectus, you should complete and sign a reconfirmation letter in the form that accompanies this prospectus and (a) immediately fax a copy to (818) 591-1612, and (b) return it to us using the pre-addressed, postage-paid envelope that also accompanies this prospectus as soon as possible. Please send your written reconfirmation notice to:

Rokwader, Inc.
c/o Yale Farar
23950 Craftsman Road
Calabasas, California 91302

We will forward a copy of each reconfirmation letter to the escrow agent. You will have until April 30, 2007 to reconfirm your purchase of common stock in our IPO. Any IPO investor who fails to complete, sign and return a reconfirmation form so that it is received by us on or before April 30, 2007 will be deemed to have rejected the reconfirmation offer. If we do not receive reconfirmation letters from every IPO investor on or before April 30, 2007, all IPO investors will be sent a check representing the investor's funds that are being held in the escrow account, plus interest on such funds, within five business days of the end of the reconfirmation offer period.

The acceptance of the reconfirmation offer by completing, signing, and returning the reconfirmation letter is irrevocable.

TERMS OF THE RECONFIRMATION OFFER

Each purchaser of shares pursuant to the IPO has until April 30, 2007 to reconfirm in writing his/her desire to invest in us. Pursuant to the Securities Exchange Agreement with Latigo and the need for working capital, if we do not receive approval notices from at least 51% of the investors in the IPO and from investors owning at least 51% of the shares purchased in the IPO, we will not proceed with the Latigo acquisition. If we do not receive the necessary number of reconfirmations from our IPO investors by April 30, 2007, all of the IPO funds and any applicable interest held in the escrow account will be sent by first class mail or other equally prompt means to the IPO investors within five business days. If we receive the necessary number of reconfirmations by April 30, 2007, after non-reconfirming investors receive their respective funds and interest and their respective shares of our common stock are cancelled, the remaining funds and interest held in the escrow account will be released to us and each IPO investor who confirmed his or her investment will receive his or her respective shares of our common stock as soon as practicable after the escrow agent receives a signed representation from us that the requirements of Rule 419 have been met and consummation of the transaction with Latigo has occurred.

THE SECURITIES EXCHANGE AGREEMENT

Pursuant to the Securities Exchange Agreement (the “Agreement”), the current Latigo stockholder has agreed to exchange all of the issued and outstanding capital stock of Latigo for 70,000 shares of our common stock, plus $30,000 plus an earn-out to acquire up to an additional 200,000 shares of our common stock (the “Earn Out”). The Earn Out shall entitle the stockholder to receive up to an additional 200,000 shares of Rokwader restricted common stock (the “Earn-Out Shares”) based upon net profits of Latigo. If the net profits, before taxes, for the period from the Effective Date through December 31, 2008 (the “Earn-Out Period”) (a) Net Profits exceed $500,000, the current Latigo stockholder shall receive 50,000 Earn-Out Shares; (b) Net Profits exceed $1,000,000, the current Latigo stockholder shall receive an additional 50,000 Earn-Out Shares; (c) Net Profits exceed $1,500,000, the current Latigo stockholder shall receive an additional 50,000 Earn-Out Shares; (d) Net Profits exceed $2,000,000, the current Latigo stockholder shall receive an additional 50,000 Earn-Out Shares. “Net Profits before taxes” shall mean, net profits, after all expenses and compensation including those associated with Steve Dorff’s employment agreement, and before taxes of Latigo, Rokwader’s wholly-owned subsidiary, during the Earn-Out Period, in accordance with GAAP. Further, terms of the exchange are set forth in the Agreement and consummation of the exchange is conditioned upon, among other things, the acceptance of the reconfirmation offer by not less than 51% of the holders of our IPO issued common stock.

At the effective date of the exchange, 100% of Latigo's issued and outstanding shares of common stock will be assigned to us and we will, in exchange, issue 70,000 restricted shares of our common stock to the Latigo stockholders. The issuance of 70,000 shares represents 4.8% of our issued and outstanding common stock. After the exchange, assuming that all of our shareholders reconfirm their investment, then such shareholders, together with management, will own approximately 95.2% of the issued and outstanding common stock.

Latigo will continue as an operating company and as our wholly owned subsidiary. After the exchange Mr. Dorff, the president and director of Latigo will be appointed a director of Rokwader.

The completion of the acquisition is contingent upon, among other things:

•	51% of the IPO investors reconfirming their purchases of shares in our IPO;

•	satisfactory results of due diligence reviews by all parties to the acquisition transaction; and

•	customary closing conditions.

DIVIDEND POLICY

We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the development of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

CAPITALIZATION

In February 2007, we entered into the Securities Exchange Agreement with Latigo Shore Music, Inc. (“Latigo”). In accordance with the agreement, the stockholders of Latigo will exchange all of their common stock for 70,000 shares of common stock, plus $30,000 and an earn-out to acquire up to an additional 200,000 shares of our common stock.

The following table sets forth our capitalization and Latigo’s capitalization as of February 14, 2007:

•	on an actual basis and

•	on a pro forma, as adjusted basis giving effect to:

•	our acquisition of Latigo, pursuant to which we will issue:

•	70,000 shares.

	February 14, 2007
	Rokwader	Latigo	Adjustments	Pro Forma

Current Liabilities	$262,814	$37,403	$25,000	$175,217

Stockholders equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized, no shares issued and outstanding	—	—	—	—
Common stock, par value $.001 per share; 100,000,000 shares authorized, 1,375,000 (actual), 1,445,000 (pro forma) shares issued and outstanding	1,250	70	125	1,445
Paid-in capital	99,990	34,930	64,877	199,797
(Accumulated deficit) retained earnings	(129,569)	(4,703)	4,703	(129,569)

Total stockholders' equity	$(28,329)	$30,297	$69,702	$71,673

PLAN OF OPERATION - ROKWADER

We have no operating business and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $125,000 of gross proceeds from the sale of 125,000 shares and evaluating potential acquisition candidates. Our ability to continue operations is contingent upon completing a business combination with Latigo. To date, we have not incurred any material costs or expenses other than those associated with formation of Rokwader, our IPO, compliance with our reporting obligations pursuant to the Securities Exchange Act of 1934, as amended, and this reconfirmation prospectus. In February 2006, we completed our IPO. Pursuant to Rule 419 promulgated under the Securities Act, the gross proceeds from the offering of $125,000, all of which is being held in escrow and, as of December 31, 2006 we had cash on hand of $125,000 including such escrowed funds. We will not use any of the proceeds of our IPO, or the income and interest earned thereon, if any, to pay for the expenses of the IPO. We do not have discretionary access to any income on the monies in the escrow account and stockholders do not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such interest income has caused the amount in escrow to increase. If we do not complete a business combination within eighteen months from the date of the commencement of our IPO, the escrow agent will return the escrowed funds to the IPO investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419.

No cash compensation has been paid to any officer or director in their capacities as such. Since the role, if any, of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

We have entered into the Agreement, dated as of February 12, 2007 with Latigo. The Agreement calls for our acquisition of all the issued and outstanding common stock of Latigo in exchange for 70,000 shares of our common stock, plus $30,000 plus the right to acquire up to an additional 200,000 shares of common stock, pursuant to the earn-out provisions described above. The closing of the transaction contemplated by the Agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419 and reconfirmation of investment by at least 51% of investors who purchased shares in the IPO and from investors owning 51% of the shares purchased in the IPO. As of the date of this prospectus, we have completed the necessary due diligence and this prospectus is a part of the post-effective amendment required. The proceeds from our IPO currently held in escrow will be released to us, and the shares sold will be released to the reconfirming IPO investors, if we close the transaction contemplated by the Agreement and at least 51% of investors who purchased shares in the IPO and from investors owning 51% of the shares purchased in the IPO have reconfirmed their investment in Rokwader on or before April 30, 2007. No assurance can be given that at least 51% of investors who purchased shares in our IPO and representing at least 51% of the shares purchased in the IPO will reconfirm their investments in Rokwader or that all other conditions necessary to close the transactions contemplated by the Agreement will be successfully completed and that we will acquire Latigo. If we do not receive reconfirmation letters from all of our IPO investors by April 30, 2007 all funds in escrow will be released to the investors and the escrowed shares cancelled.

BUSINESS OF LATIGO

Company Information

Latigo Shore Music is in the music industry business, whose purpose is to create viable entertainment assets in the music recording field. The initial major function of Latigo is to actively pursue and sign emerging musical talent, notably singers and songwriters.

In February 2007, Latigo purchased 50% of a music catalog (the “Catalog”) from an unaffiliated seller, Ash Street Music. The interest acquired included copyrights and publishing rights. The Catalog consists of 107 original songs written in whole or in part by Andrew Dorff, an adult son of Steve Dorff, the owner of Latigo. Andrew Dorff’s publishing company owns the other 50% in the Catalog. Neither Andrew Dorff or his publishing company owns any interest in Latigo or Rokwader. Latigo also owns two master recordings of finished CD’s featuring Steve Dorff as a singer, entitled Pacific Sunrise and You Set My Dreams to Music, which have not yet had major distribution. Steve Dorff and his co-writers of the songs retain the copyrights and publishing rights and they will be paid a writer’s fee and publisher’s fee if and when Latigo begins distribution of the CD’s. Additionally, Latigo has a contract to produce and market a young, upcoming singer/songwriter and is currently in production on his first recording. Mr. Steve Dorff has also offered his services non-exclusively as a producer for Latigo’s music production business and given Latigo a right of first refusal to any future productions he may undertake.

Business Strategy

Latigo is in the music industry business. We believe emerging technologies and the introduction of innovative business relationships in the current market allow for a unique opportunity for business expansion. We would act as a conduit through selling or leasing Master recordings of our exclusively signed artists to record companies and distributors. In rare cases, should market conditions and emerging technologies warrant, Latigo would distribute music material for signed artists themselves, at their sole discretion. Should the artist also be a songwriter, Latigo will acquire a percentage of these copyright interests, provided the publishing interests are available.

Latigo’s business plan provides for Latigo to produce three or four songs (known as a demo) for each of its artists, to be paid for by Latigo. The expected cost for this, per artist, is $15,000-$25,000. This is intended to create enough interest that a major music label would pick up the remaining costs and finish the project. Revenues for Latigo would initially be realized in the following ways:

•	Negotiated royalties for actual sales of the recordings.

•	Publishing income on copyrights that we acquire.

Latigo’s intent is to produce demo recordings for approximately three artists in the first twelve months of operation, and Latigo would receive an approximate 18-24% royalty rate. The artist would typically be compensated a royalty rate between 12-15%, with Latigo receiving any remaining percentage. Any financial arrangement would be dependent on the number of albums sold, via traditional CD’s or electronic media, and the price arrangement of such albums.

Upon completion of the demo (Master and CD’s), Latigo would offer it to various independent labels and distributors with the intention of generating interest and securing distribution for their musicians and musical product. Latigo intends to secure full distribution agreements, which would include manufacturing, distribution, and CD sales.

Latigo expects to secure deals with various recording companies that are experienced with producing and distributing emerging artists and genres that fall outside of the traditional reach of the major labels. Due to our limited size and the limited potential of our initial offerings, we cannot predict how successful our efforts will be.

Management Experience

Management is confident that their current officers, as well as the consultants and vendors they utilize at their discretion, are sufficient to execute the goals of Latigo, and operate the business through the initial phase of production and marketing.

Steve Dorff, the President of Latigo, is a long-time composer and producer. Mr. Dorff is a three-time Grammy nominee and has often been on the nation's top music charts. His résumé includes nine #1 film songs and 15 Top 10 hits, including the Kenny Rogers' classic "Through the Years", a BMI 3 million performance song, as well as "I Just Fall In Love Again ", the Anne Murray record that captured Billboard's #1 Song Of The Year honors. His many songs have been sung by some of the greatest artists of our time including Barbra Streisand, Celine Dion, Whitney Houston, George Strait, Vanessa Williams and others.

Emmy Nominee for five television compositions, his credits include such stalwarts as "Murphy Brown" and "Murder She Wrote". He has also contributed to various television series’ like "Growing Pains", "Alien Nation", "Spenser: for Hire", "Major Dad", "Columbo", "Reba", and "Rodney".

His many TV and cable movie credits include the Emmy nominated CBS mini-series "Elvis", the Hallmark Hall of Fame "Rose Hill", the animated Christmas classic "Annabelle's Wish", "Babe Ruth", "The Quick and The Dead", "Moonshine Highway" and "The Defiant Ones". Mr. Dorff’s many movie songs and scores have been featured in "Bronco Billy", "Blast from the Past", "Rocky IV", "Pure Country", "Tin Cup", "Michael", "Dudley Do-Right", "Dancer, Texas", "The Last Boy Scout", "Curly Sue" and "Honky Tonk Man".

Mr. Dorff currently has two projects that are being developed for the musical theater: "Josephine" (The Josephine Baker Story) and "Pure Country" (The Musical).

Industry Overview

Music is one of the primary entertainment forms of the modern era. The industry is highly competitive, based on consumer preferences, and changes rapidly due to consumer demand and advancements in technology. To be competitive, companies must be able to discover and develop artists and talents that have appeal beyond a domestic audience. They must also be able to successfully promote and market these acts, and maintain strong music publishing catalogues. These catalogues provide for lucrative business opportunities that can be exploited year after year, and are not at the mercy of changing technologies. The top five music consuming countries continue to be the United States, England, France, Japan, and Germany. After many years of declining sales due to the undercutting of traditional CD distribution by peer-to-peer networks such as Napster and Kazaa, the industry has recently made strong gains in the electronic download market with such vectors as iTunes and Rhapsody. It should also be noted that big box stores such as Best Buy, Wal-Mart, and Target have significantly affected sales and promotion within the industry. In 1994, record stores provided 53% of product, compared to only 33% in 2004.

As stated in an article in 2003 by the Recording Industry Association of America, “Music is the world’s universal form of communication. It touches every person of every culture on the globe to the tune of $40 billion annually, and the U.S. recording industry accounts for fully one-third of that world market. It employs thousands of people, including singers, musicians, producers, sound engineers, record promoters and retail salespersons, to name only a few.”

Companies also anticipate significant competition from other recording companies, most of which have substantial financial, technical, marketing, and management resources. This has created a greater degree of difficulty in securing proven artists and acquiring musical works by well-known artists in ways that are economically viable. Due to the continuing limitation of platforms for their artists, there is no guarantee the various music companies like Latigo can successfully compete with in the music business marketplace.

RISK FACTORS OF LATIGO

Latigo’s operating results could be adversely affected by unique factors of the music/entertainment industry over which it may have little control.

Latigo’s operating results may fluctuate due to factors that are not within our control. Other considerations that could affect our results include:

•	Our ability to raise additional capital to fund our operation.

•	Our ability to meet our obligations under our indebtedness.

•	The overall decline of the global music industry or in disposable income available for entertainment.

•	Our ability to sign and retain talent at manageable costs.

•	The threat of illegal downloading and peer-to-peer sharing networks.

•
The impact of restructuring our business plan, for the purposes of continuing to meet the changing demands of the entertainment industry according to the tastes of our consumers, and evloving technologies.

•	The quality and diversity of our portfolio of desirable music and musical talent.

The record industry has been in decline for the past five years. As the introduction and penetration of the Compact Disc format has ended, and as Internet piracy has flourished, the industry has only recently made small gains to recover from steady losses. The introduction of Apple’s iPod technology, as well their complimentary online music store, iTunes, has helped to stem this trend.

The changing face of traditional retail venues could make marketing of Latigo’s music more difficult.

It should be noted that due to this continuing decline, several wholesale and retail establishments that used to be relied on as distribution points have consolidated or gone out of business, the Tower Records group being one of the latest victims. This has created limited shelf space and therefore, could have an adverse affect on promoting our music products and establishing our business. To remain competitive, it must be considered that this could have a downward affect on our profit margins. The negotiating leverage of big box retailers such as Wal-Mart and Best Buy, and their specific operating needs to provide their consumers with a low price advantage, will affect our profit potential for that market.

The artist associated costs are difficult to predict and could be larger than anticipated thus reducing net revenues of Latigo.

Our business is dependent on finding and retaining artists that show an ability to connect to today’s musical tastes. This includes creating a first album that is well received, and whose albums continue to solicit anticipation from consumers. This must be done with two considerations in mind:

a.	The cost of marketing a new act has risen dramatically over the past fifteen years. This can be contributed to the amount of publicity that is necessary to cover growing media outlets.

b.	Finding ways to produce a talented artist in ways that are economically viable for Latigo.

It is important to note that finding artists with long-term appeal is difficult and retaining such talent at manageable costs is also difficult. Due to the changing tastes of the public, several acts with traditional success have faced declining sales in every area of revenue including, but not limited to, mechanical sales of recordings, traditional releases, and future releases.

Unauthorized piracy could reduce soles proceeds while increasing costs to prevent such piracy.

Unauthorized piracy continues to be the single greatest threat facing the recording industry. It should be stated that although we will work with our vendors, our distributors, our facilities, and our business partners to prevent piracy, it is virtually impossible to stop this widening trend of illegal downloading and use of music material.

In 2004 alone, it is estimated that 1.2 billion counterfeit discs were sold, despite continued financial and legal measures being taken by the music industry as a whole. This has only been exacerbated by the creation of online music sharing and peer-to-peer networks. This has lead to significant difficulty enforcing intellectual rights in the digital environment. These unauthorized users tend to create pressure on our cost and profit margins.

Potential costly litigation to enforce intellectual rights.

Our business is dependent on intellectual property, which has become a field that has encountered increasing litigation. If we allege or if others allege that we have infringed on intellectual property rights, significant resources could be diverted to the prosecution or defense of such transactions. This would include not only monetary consideration, but also the time and resources of management. There can be no assurances that we would prevail in any such legal actions.

The music/entertainment industry is a highly competitive market with relatively low barriers to entry.

It should be understood that the recording industry is highly competitive. It is based on consumer taste and the ability for technology to deliver our product. Both of these elements are subject to rapid and radical changes, often with unforeseen costs to the producers and distributors. We compete with other record companies and music publishers to discover and retain acts that will not only connect with today’s consumers, but also create valuable additions to our music catalogue. In addition, due to the low barriers to entry characterizing the music/entertainment field, Latigo will continue to face new competition from new music genres and emerging uses of technology. Many of our competitors may occasionally reduce costs to gain market share or create a loss leader for emerging technology. It is also possible that we may lose business if we are unable to sign successful artists and songwriters, or if we are unable to compete with the quality of artists and technology of our competitors. We may also see loses if we are unable to develop business relationships to gain access to outside technologies such as the emerging markets of music downloads and cell phones that are economically feasible to us. Finally, we face consistent non-direct competition from other entertainment mediums such as film, television, live events, Internet, and the rising video game market.

Failure to attract and retain executive officers could slow Latigo’s business growth

The success of Latigo depends on the contribution of its executive officers, particularly Mr. Dorff. As the business grows, additional experienced managers will be required to guide Latigo’s business development.There is no guarantee that such managers will be appointed or will continue their employment with us.

Inability to execute our new business strategy will have an adverse affect on Latigo’s business and financial condition.

Our intention is to increase our market share through maximizing our musical assets, reducing our overhead for greater spending flexibility, creating strategic partnerships and continually adjusting to the realities of the changing market and capitalizing on emerging technologies.

To achieve these objectives, we must maintain managerial focus and coordination over a sustained period of time. Each of these also mandates that we create viable relationships with third parties consistent with our corporate strategy. The success of this strategy will not be known for some time, and our failure to institute or maintain the above initiatives could adversely affect our financial condition.

EMPLOYEES

Other than Steve Dorff, Latigo’s President, Secretary, and Chief Financial Officer there are no employees. Upon completion of the acquisition of Latigo, an executive assistant to the President and controller may be hired.

LEGAL PROCEEDINGS

Latigo is not a party to nor is it aware of any existing, pending or threatened lawsuits or other legal actions.

PROPERTIES

Steve Dorff, Latigo’s President and Director currently provides office space at no cost to Latigo.

ROKWADER MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND PLAN OF OPERATION

Business

We were organized under the laws of the State of Delaware on March 18, 2005, to pursue a merger, acquisition or other business combination with an operating business. Our principal business objective is to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. On February 12, 2007, we entered into an agreement with Latigo Shore Music, Inc. pursuant to which we will acquire all of the outstanding shares of Latigo after which Latigo would become a wholly owned subsidiary of Rokwader. Since our organization, our activities have been limited to the initial sale of shares of common stock in connection with our organization, the preparation of the registration statement and the prospectus for our initial public offering, reviewing various businesses and negotiating a merger agreement with Latigo. We have not engaged in any substantive commercial business. We maintain our office at 23950 Craftsman Road, Calabasas, California 91302. Our telephone number is (818) 224-3675.

Plan of Operation

We are currently in the development stage. We have no operating business and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $125,000 of gross proceeds from the sale of 125,000 shares. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of Rokwader, the IPO that we completed in February 2006, and compliance with our Exchange Act reporting requirements. Pursuant to Rule 419 under the Securities Act, the gross proceeds from the offering of $125,000, are being held in escrow and, as of December 31, 2006, we had cash on hand of $13,511.27 excluding such escrowed funds. We will use the net proceeds of the IPO, together with the income and interest earned thereon, if any, to pay ongoing operating expenses of Latigo’s business. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. No cash compensation has been paid to any officer or director in their capacities as such. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

We must complete a business combination within eighteen months from the date of the commencement of the IPO, in accordance with SEC Rule 419. We anticipate being able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

In order to affect a business combination, we have entered into the agreement, dated as of February 12, 2007, with Latigo Shore Music, Inc. The agreement calls for our acquisition of all of the issued and outstanding common stock of Latigo in exchange for an aggregate of 70,000 shares of Rokwader common stock, plus $30,000 and up to an additional 200,000 shares to be issued upon meeting certain earn-out conditions. Latigo is in the music industry business. We intend to operate Latigo as a wholly-owned subsidiary upon completion of the transaction contemplated by the agreement.

The closing of the transaction contemplated by the agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, regulatory approvals, as necessary, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419 and reconfirmation by the IPO purchasers of their investment. Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the Offering proceeds. Management has determined that Latigo’s business has a fair market value of 80% of the offering proceeds. To determine the fair market value of Latigo’s business, our management has examined the financial statements, including balance sheets and statements of cash flow and stockholders' equity, of Latigo, focusing attention on its assets, liabilities, revenue and net worth, as well as taking into account the business plan, opportunity for growth and other measures generally used to evaluate businesses. Management has also obtained an appraisal from an independent appraisal company, appraising the Latigo business at $100,000.

Upon the consummation of the transaction with Latigo, Mr. Dorff, the President, Chief Financial Officer and Director of Latigo will continue in those positions and he will also be appointed a director of Rokwader.

The proceeds from the IPO currently held in escrow will be released to us, and the shares sold in the IPO released to the purchasers, if we close the transaction contemplated by the agreement, our post-effective amendment to our registration statement is declared effective and at least 51% of the purchasers in the IPO and owning at least 51% of the shares purchased in the IPO reconfirm their investment in Rokwader. No assurance can be given that our post-effective amendment to our registration statement will be declared effective by the SEC, that at least 51% of the purchasers and shares purchased in the IPO will reconfirm their investments in Rokwader or that all other conditions necessary to close the transaction contemplated by the agreement will be successfully completed and that we will acquire Latigo. Furthermore, reconfirmation letters from all IPO investors whether reconfirming or rejecting, must be received by Rokwader by April 30, 2007.

In analyzing prospective business combinations, we have considered such matters as:

•	available technical, financial, and managerial resources,

•	working capital and other financial requirements,

•	history of operations, if any,

•	prospects for the future,

•	nature of present and expected competition,

•	the quality and experience of management services which may be available and the depth of that management,

•	the potential for further research, development, or exploration, of specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

•	the potential for growth or expansion, or the potential for profit,

•	the perceived public recognition or acceptance or products or services and name identification and other relevant factors.

As part of our investigation, our officers and directors have met personally with Latigo's management and key personnel, checked references of management and key personnel and taken other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

Our Initial Public Offering

We completed our initial public offering in February 2006 and sold a total of 125,000 shares of common stock at a price of $1.00 per share. All of the shares were sold for our benefit and there were no selling stockholders in the IPO. The $125,000 proceeds of the IPO were placed into escrow in accordance with Rule 419 under the Securities Act. There was no underwriter for the IPO. Accordingly, no underwriter commissions, underwriter expenses or dealer allowances were paid in connection with the IPO. No amounts have been disbursed to us as Rule 419 requires us, as a "blank check" company, to hold the proceeds from our IPO, in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by the investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represent at lease 80% ($100,000) of the maximum proceeds received from the IPO.

LATIGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

As stated previously, Latigo’s primary activity is the development of a production company for the purpose of creating viable entertainment assets. One of Latigo’s major functions will be to discover new musical talent. With the new talent, Latigo can make Master quality recordings and function as a conduit either selling or leasing such recordings to major record companies and distributors. Latigo would pay the costs of producing three or four songs per artist, garnering enough interest to then have a major label pick up the remaining costs to finish the project. Latigo has recently signed its first artist, a singer/songwriter, for which it has already completed demos and has begun presenting the demos to interested record companies.

Latigo is also interested in acquiring music catalogues. Latigo acquired a 50% interest in its first music catalogue consisting of 107 songs. Latigo hopes to be able to receive publishing fees on the copyrights as the songs in the catalogue are utilized by other singers, movies, television or other theatrical outlets.

Latigo’s initial period from inception (November 2, 2006) through December 31, 2006 reflects minimal business activities. For the first month Latigo worked on its business model and began negotiating for musical assets, music catalogues and new musical talent. On January 19 and 25, 2007 Latigo acquired two Master Recordings from its founder, Steve Dorff, and a 50% interest in a 107 song music catalogue, respectively. In early February 2007, Latigo signed a new musical talent, a singer/songwriter, to produce demo recordings and to assist in producing a recording agreement with a record company.

Latigo projects expenses associated with its business over the next nine months to be approximately $90,000. Mr. Dorff has a fully equipped recording studio where Master Recordings and demos will be produced. Mr. Dorff has agreed to be paid for the use of his studio out of future royalties, if any. From the current interest in the Steve Dorff recordings and in the 107 song musical catalogue, Latigo projects revenues to commence in the fourth quarter of 2007.

Liquidity and Capital Resources

As set forth above, Latigo expects to generate some revenues commencing in the fourth quarter of 2007. Significant revenue may not be generated until early 2008. All of the 107 songs in the music catalogue have been recorded and approximately 40 of such songs are Master Recordings and are ready to be sold or distributed without any further work required.

All of our costs, which we will incur irrespective of our business development activities, including bank service charges and those costs associated with SEC requirements relating to compliance as a public company estimated to be less than $50,000 annually, which is expected to be funded as a loan from Mr. Farar, President and founder of Rokwader, to the extent the funds are available to do so. There is currently $30,000 left on a $100,000 commitment made by Mr. Farar in December 2006. However, Mr. Farar is expected to make additional investments in Rokwader to the extent necessary to maintain operations.

In order to expand the Latigo business, Latigo may still need to secure additional debt or equity funding. Rokwader hopes to be able to raise additional funds from an offering of its stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. Neither Rokwader nor Latigo has any plans or specific agreements for new sources of funding except for the anticipated loans from Mr. Farar as described above.

MANAGEMENT - ROKWADER

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Each of the individuals listed in the table constitute “promoters” as that term is defined under Rule 405 of the Securities Act.

Name	Age	Position	Year Appointed

Yale Farar	68	President and Director	2005

Mitchell W. Turk	52	Chief Financial Officer, Secretary and Director	2005

Gary Saderup	56	Director	2005

Yale Farar, President and Director, has also been the President and primary stockholder of Primario Financial, a secured lender in real estate through which he holds a California consumer financial license, since April 2003. He is also a member of the California Association of Mortgage Brokers and the National Association of Mortgage Brokers. Mr. Farar has been an active private investor for over thirty years, specializing in corporate development. Since April 1996, Mr. Farar has also been the manager and principal owner of Brooktide, LLC, and the controlling stockholder of Rokwader. Brooktide, LLC is owned by, and engages in investment and estate-planning activities for, Mr. Farar and members of his family. Neither Primario Financial, nor any other company affiliated with Mr. Farar other than Brooktide, LLC, has any relationship with Rokwader.

Mitchell W. Turk, Chief Financial Officer, Secretary and Director, has been the President and CEO of privately-held Certified Components Group, Inc. since January 2000. Certified Components Group, Inc. is an independent ISO 9001/2000 certified electronic component distributor servicing the electronics manufacturing industry worldwide, and a founding member of the Electronic Resellers Association, Inc. Mr. Turk is also a founding partner in Mitali Engineering, a private partnership formed in April 1998, that distributes surplus electronic components, and has been an active private investor for over twenty years.

Gary Saderup , Director, has been an active artist, publisher and independent businessman for over 29 years. Through his company, Gary Saderup, Inc., formed in December 1994, Mr. Saderup has sold his work internationally, including in Japan, Australia, South Africa, the U.K., Germany and Canada, as well as within the U.S. Mr. Saderup studied at Brigham Young University, the University of Hawaii, and the Art Center College of Design. Mr. Saderup has also previously worked as a professional actor and director.

There are currently no agreements or understandings whereby any officer or director would resign at the request of another person. None of our officers or directors are acting on behalf of or will act at the direction of any other person.

Conflicts Of Interest

Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of Rokwader. Because the officers and directors are engaged in other business activities, they anticipate that they will devote only a limited amount of time to our affairs.

We do not currently plan to enter into any related-party transactions. If we do enter into any related-party transactions in the future, any such transactions will be made on an arms-length basis and will be on terms no more favorable than those given to an unaffiliated third party.

Our officers and directors are, so long as they remain our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event there is more than one company conducting a blank check offering and there is insufficient independence among officers and directors of the companies, our directors and offices will agree that Rokwader will be entitled to proceed with the proposed transaction if it so desires. In the event officers or directors of Rokwader become affiliated with a shell company that has not conducted a blank check offering and there is insufficient independence among that company and Rokwader to choose which of the entities may pursue the opportunity, the choice among entities will be determined by the preferences of the target. Directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Remuneration

None of our officers or directors has received any cash or other remuneration since our inception. Current officers of Rokwader are not expected to receive any remuneration on account of services rendered in such capacity. No remuneration of any nature has been or will be paid for or on account of services rendered by a director in such capacity. Neither of the current officers and directors intends to devote more than fifteen hours a week to our affairs.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Rokwader for the benefit of its employees.

Management Involvement

We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management searched for target businesses and eventually identified and negotiated with Latigo until an acquisition agreement had been agreed upon. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs. Our management will be responsible for distributing to stockholders written communications pertaining to Rokwader and for responding to potential investor inquiries.

MANAGEMENT - ROKWADER - AFTER LATIGO ACQUISITION

Management of Rokwader following consummation of the acquisition of Latigo is currently expected to be as follows:

Name	Age	Position

Yale Farar	68	President and Director

Mitchell W. Turk	52	Chief Financial Officer, Secretary, and Director

Gary Saderup	56	Director

Steve Dorff	57	Director and President of Latigo Shore Music, Inc.

Yale Farar - See “Management - Rokwader”.

Mitchell W. Turk - See “Management - Rokwader”.

Gary Saderup - See “Management - Rokwader”.

Steve Dorff - See “Business of Latigo - Management Experience”.

Rokwader does not currently pay any compensation to its officers or directors. Upon the closing of the Latigo acquisition, Latigo will enter into an employment agreement with Steve Dorff. Under the terms of the agreement, and for a period of two years, Mr. Dorff will provide Latigo, on a non-exclusive basis services for the exploitation of musical compositions owned or controlled by Latigo and for the operation of an artist development production company. Nothing shall prevent Mr. Dorff from acting as a producer of musical scores for television and film, and providing his services as a record producer for recording artists signed to record labels. Mr. Dorff will be paid a performance based compensation of 38% of all income earned by Latigo from the results of Mr. Dorff’s employee services less all operating expenses, including general and administrative expenses, incurred by Latigo.

CERTAIN TRANSACTIONS

On March 30, 2005, our promoters purchased an aggregate of 1,250,000 shares of our common stock for an aggregate cash consideration of $101,240. As part of their investment, our promoters have received certain registration rights to publicly offer the shares of common stock held by them in the public market.

Nothing of value has been paid by our company to any of our promoters.

Mr. Farar is our President and Director and is the principal owner of Brooktide, LLC, a Nevada limited liability company which owns 1,234,500 shares of our common stock.

Mr. Turk is our Chief Financial Officer, Secretary and Director and owns 8,000 shares of our common stock.

Mr. Saderup is a Director but is not a member of management and owns 7,500 shares of our common stock.

On September 21, 2005, Yale Farar, our President, executed an Agreement to Advance Funds (the “Advance Agreement”) with us, agreeing to advance any fees and expenses relating to our initial public offering in excess of the amounts held in treasury, up to $50,000. On November 16, 2005, Rokwader executed a promissory note for $15,000 pursuant to the Advance Agreement, and on January 4, 2006, Rokwader executed a promissory note for $27,000 pursuant to the Advance Agreement. Rokwader is using the funds received in connection with these notes to make payments for its expenses prior to the consummation of a business combination, to the extent such expenses are not deferred. Pursuant to the terms of the Advance Agreement and the promissory notes, these loans are on an interest-free basis and payable only upon consummation of a merger transaction. Upon consummation of a business combination, the proceeds of our initial offering will be released from escrow and may be used to repay such loans or Rokwader may seek to have the other party to a consummated merger transaction complete the repayment of such loans from other funds.

On December 4, 2006, Rokwader and its President, Yale Farar, executed a Second Amendment to the Agreement to Advance Funds dated September 21, 2005, between Mr. Farar and Rokwader (the “Agreement”), which Second Amendment allows Rokwader to direct Mr. Farar to advance up to an additional $100,000 to Rokwader. Pursuant to the Agreement, as previously amended, Rokwader has previously executed promissory notes in favor of Mr. Farar totaling $100,000. On December 4, 2006 and February 23, 2007, Rokwader and Mr. Farar executed additional promissory notes for $20,000 and $50,000, respectively (the “Notes”), bringing the total funds advanced pursuant to the Agreement, as amended, to $170,000.

The proceeds of the Notes have been used to pay fees and expenses, to the extent such expenses are not deferred, arising from Rokwader’s compliance with its public reporting requirements and from the completion of any registration statement, proxy filing or other action that may be required to effect a business combination as described in the Company’s Plan of Operation, as set forth under Item 6 of the Company’s Annual Report on Form 10-KSB, filed with the SEC on February 9, 2007.

On March 29, 2007, Rokwader and Mr. Farar executed an Addendum to the Agreement (the “Addendum”). Pursuant to the terms of the Addendum, any and all monies owed, or to be owed, to Mr. Farar in accordance with the Agreemen and ,in absent of an “Event of Default,” shall be payable only as follows” (a) quarterly, at the rate of 10% of net profits until the Notes are paid in full, (b) paid in full upon receipt by Rokwader of not less than $500,000 in capital or (c) paid in full upon the sale of substantially all of the assets of Rokwader or the sale of not less than 80% of the Rokwader capital stock.. The obligation under the Notes may be prepaid at any time prior to its due date, without premium or penalty. The outstanding balance on the Notes is immediately due and payable without notice or demand, upon or at anytime after the occurrence or existence of any one or more of the listed “Events of Default,” including failure to complete a business combination prior to May 2, 2007.

Except as otherwise indicated in this prospectus, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article VII of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in “Further Information.”

We have been informed that in the opinion of the SEC indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN INFORMATION REGARDING MARKET FOR COMMON STOCK

Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination with Latigo and its confirmation by our investors pursuant to Rule 419. There are currently three holders of our outstanding common stock, which was purchased in reliance upon an exemption from registration requirements of the Securities Act. Our three principal stockholders are sophisticated investors and are accredited investors as defined in Rule 501 of the Securities Act. Officers and directors of Rokwader will own approximately 88% of the outstanding shares upon completion of this merger transaction with Latigo. We can offer no assurance that a trading market will develop upon the consummation of a business combination with Latigo and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, have taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must proceed as follows:

•	obtain financial information and investment experience and objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of a transaction in penny stocks.

The broker or dealer must also deliver, no less than two business days prior to any transaction in a penny stock, a disclosure schedule in a form specified by the SEC relating to the penny stock market, which, in highlight form,

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	states that the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about

•	the risks of investing in penny stocks in both public offerings and in secondary trading,

•	the commissions payable to both the broker-dealer and the registered representative,

•	current quotations for the securities, and

•	the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent by the broker-dealer disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not expect, upon completing the business combination with Latigo, that our securities will comply with the requirements for exemption from classification as “penny stock” under Rule 3a51-1 of the Exchange Act, or the applicable “penny stock” regulations for listing on Nasdaq or some other national exchange. However, our shares may be eligible for listing on the over the counter market and quotations may be available from the over the counter bulletin board or in the so-called pink sheets, a centralized quotation service that collects and publishes market maker quotes for over the counter securities. As a result, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

The IPO offering price of $1.00 per share was arbitrarily determined by us. This price bears no relation to our assets, book value or any other customary investment criteria, including our prior operating history. Consequently, after the acquisition of Latigo, even if our shares become listed for trading, there is no assurance that the price per share will be at or above the IPO price of $1.00 per share.

Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers to establish a trading market for our common shares until the execution of the agreement for a business combination with Latigo. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers. We cannot assure you that a significant public market for our common stock will be developed or be sustained after the completion of a business combination is completed. Sales of substantial amounts of common stock in any future public market, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

SHARES ELIGIBLE FOR FUTURE SALE

1,250,000 shares of our common stock currently outstanding are “restricted securities” as that term is defined in the Securities Act and are held by certain of our officers, directors and promoters. These shares may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination with Latigo, regardless of technical compliance with the Rule. The position of the staff of the SEC’s Division of Corporation Finance is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through a subsequent registration statement.

Our promoters, who hold 1,250,000 shares of our common stock, have received certain registration rights to sell the shares of common stock held by them in the public market. Such rights consist of demand and piggyback registration rights. Demand registration obligates us to register up to the entire 1,250,000 shares of our common stock upon written request from the promoters holding a majority of such shares. Our promoters paid $0.08 per share for their shares of common stock. We are not obligated to effect more than two demand registrations under our agreement, except when we become eligible to use Form S-3 to register our shares for resale. At that time, our promoters may make unlimited demands to have their shares registered on Form S-3, provided at least $100,000 in aggregate public offering price of their shares is included in the S-3 Registration Statement. Piggy-back registration obligates us to include the promoters’ shares in any subsequent registration made by us under the Securities Act, subject to certain exclusions specified in our agreement. Both demand and piggyback registration rights become effective six months following the consummation of the merger with Latigo.

A subsequent sale of a large number of shares by our promoters following a demand or piggyback registration may have the effect of reducing the fair market value of our common stock by increasing the number of shares available in the open market. The sales of substantial amounts of our common stock in the public market or the prospect of such sales could materially and adversely affect the market price of our common stock.

We have not issued any options or warrants to purchase, or securities convertible into our common stock.

PRINCIPAL STOCKHOLDERS

The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of March 30, 2007, adjusted to reflect the anticipated successful completion of the acquisition of Latigo and this reconfirmation offer.

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our officers and directors; and

•	all of our directors and officers as a group.

		Shares of Common Stock Beneficially Owned
		Currently		Owned after Acquisition
Name and Address of Beneficial Owner (1)	Class of Stock	Number	Percent	Number		Percent
Brooktide, LLC (2)	Common	1,234,500	89.8%	1,234,500		85.4%
Yale Farar (3)	Common	1,234,500	89.8%	1,234,500		85.4%
Mitchell W. Turk (4)	Common	8,000.6%		8,000.5%
Gary Saderup (4)	Common	7,500.5%		7,500.5%
Steve Dorff (5)	Common	-0-	-0-	70,000	(5)	4.8%
Officers and Directors (4 persons)(5)	Common	1,250,000	91.0%	1,320,000		91.2%

(1)	The address for each person or entity listed on the table other than Brooktide, LLC is c/o Rokwader, Inc., 23950 Craftsman Road, Calabasas, CA 91302.

(2)
The address for Brooktide, LLC is 2050 Russett Way, Carson City, Nevada 89703. Brooktide, LLC is owned by, and engages in investment and estate-planning activities for, Mr. Farar and members of his family.

(3)	Yale Farar, our President and Director, is the sole Manager of Brooktide, LLC. As sole Manager, Mr. Farar has voting and investment power over these shares.

(4)	Individual has sole voting and investment power over such shares.

(5)	Assumes Mr. Dorff will serve as a director of Rokwader following the acquisition.

Each of Messrs. Farar, Turk and Saderup may be deemed “Promoters” as that term is defined under the Securities Act.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 1,375,000 shares (including 125,000 shares held in escrow) are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

 Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of this reconfirmation offering, the officers and directors at that time will beneficially own approximately 91% of the outstanding shares of our common stock. Accordingly, after completion of this reconfirmation offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $.001 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and any prior series of preferred stock then outstanding.

Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Transfer Agent

We have appointed U.S. Stock Transfer Corporation as transfer agent for our shares of common stock.

PLAN OF DISTRIBUTION

This prospectus is being delivered to those investors who acquired shares in our previous IPO. Each investor is given the opportunity to either reconfirm or reject his or her prior acquisition of Rokwader shares. Each investor should follow the procedures set forth in the section “RECONFIRMATION PROCEDURE” found on page 13 of this prospectus.

We will pay all expenses incident to the release of the IPO proceeds from escrow and will pay the expenses relating to this reconfirmation prospectus.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities sold in our IPO, and subject to the reconfirmation offering made under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our IPO, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and other documents filed as exhibits to the registration statement, and any post-effective amendments to the registration statement and these statements are deemed qualified in their entirety by reference to the contract or document.

You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC or obtain copies of these documents at the SEC's public reference room at 100 F Street NE, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, registration statements and other filings with the SEC are publicly available through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system, located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements; we have and will continue to file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.

LEGAL MATTERS

At the time of our IPO, Kirkpatrick & Lockhart Nicholson Graham LLP (now Kirkpatrick & Lockhart Preston Gates Ellis LLP), Los Angeles, California, passed upon the validity of the 125,000 shares of our common stock offered.

EXPERTS

Our financial statements as of, December 31, 2006, and 2005, and for the year ended December 31, 2006 and for the period from March 18, 2005 (inception) to December 31, 2005 and for the period from March 18, 2005 (inception) to December 31, 2006 included in this prospectus and in the registration statement, have been so included in reliance upon the report of Stonefield Josephson, Inc., independent registered public accounting firm, included in this prospectus, and given upon the authority of said firm as experts in accounting and auditing.

Latigo’s audited financial statements for the year ended December 31, 2006, included in this prospectus and in the registration statement, have been included herein in reliance on the report of Levy, Sapin, Ko & Company an independent accounting firm, and given upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

PAGE
ROKWADER, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
BALANCE SHEET - as of December 31, 2006 and 2005	F-3
STATEMENTS OF OPERATIONS - For the Period Ended December 31, 2006, for the Period from March 18, 2005 (Date of Inception) to December 31, 2005, and for the Period from March 18, 2005 (Date of Inception) to December 31, 2006.
F-4
STATEMENT STOCKHOLDERS' EQUITY - For the Period from March 18, 2005 (Date of Inception) to December 31, 2006.	F-5
STATEMENTS OF CASH FLOWS - For the Period Ended December 31, 2006, for the  Period from March 18, 2005 (Date of Inception) to December 31, 2005, and for the Period from March 18, 2005 (Date of Inception) to December 31, 2006.
F-6
NOTES TO FINANCIAL STATEMENTS	F-7

LATIGO SHORE MUSIC, INC. (AUDITED)

INDEPENDENT AUDITOR'S REPORT	F-10
BALANCE SHEET - as of December 31, 2006	F-11
STATEMENTS OF PROFIT AND LOSS - From inception to December 31, 2006	F-12
STATEMENTS OF RETAINED EARNINGS - From inception to December 31, 2006	F-13
STATEMENTS OF CASH FLOWS - For the Year Ended December 31, 2006	F-14
NOTES TO AUDITED FINANCIAL STATEMENTS	F-15

LATIGO SHORE MUSIC, INC. (UNAUDITED)

BALANCE SHEETS - as of February 14, 2007 and December 31, 2006	F-16
STATEMENTS OF PROFIT AND LOSS - From inception to February 14, 2007	F-17
STATEMENTS OF CASH FLOWS - From inception to February 14, 2007	F-18
STATEMENT STOCKHOLDERS' EQUITY (deficit) - From inception to February 14, 2007	F-19
NOTES TO FINANCIAL UNAUDITED STATEMENTS	F-20

PRO FORMA COMBINED UNAUDITED FINANCIAL STATEMENTS

PRO FORMA COMBINED UNAUDITED FINANCIAL INFORMATION	F-22
PRO FORMA COMBINED BALANCE SHEET - as of December 31, 2006(unaudited)	F-23
PRO FORMA COMBINED OPERATIONS STATEMENT - for year ended December 31, 2006 (unaudited)	F-25
NOTES TO DECEMBER 31, 2006 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-27
PRO FORMA COMBINED BALANCE SHEET - as of February 14, 2007(unaudited)	F-29
PRO FORMA COMBINED OPERATIONS STATEMENT - for the period January 1, 2007 to February 14, 2007(unaudited)	F-31
NOTES TO FEBRUARY 14, 2007 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Rokwader, Inc.
Calabasas, CA

We have audited the accompanying balance sheet of Rokwader, Inc. as of December 31, 2006 and 2005, the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2006, the period from inception (March 18, 2005) to December 31, 2005 and the period from inception to December 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rokwader, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for the periods year ended December 31, 2006 and the period from inception (March 18, 2005) to December 31, 2005 and from inception to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As set forth in Note 1 to the accompanying financial statements, the company has not yet commenced operations and has no source of revenue, and will be dependent on outside investments to continue for a reasonable period of time. Management’s plans are also disclosed in Note 1. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
February 7, 2007, except for Note 5
as to which the date is March 31, 2007

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	DECEMBER	DECEMBER
	31, 2006	31, 2005
ASSETS

CURRENT ASSETS:

Cash (Note 1)	$13,511	$981
Restricted Cash (Note 1 & 2)	126,635	-

TOTAL CURRENT ASSETS	140,146	981

OTHER ASSETS

Deferred Offering Cost (Note 1)	94,998	89,035

TOTAL OTHER ASSETS	94,998	89,035

TOTAL ASSETS	$235,144	$90,016

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts Payable	$659	$2,006
Accrued Expenses	60	-
Loan Payable to Officer (Note 3)	120,000	15,000
Subscription Payable (Note 2)	126,635	-

TOTAL CURRENT LIABILITIES	247,354	17,006

TOTAL LIABILITIES	247,354	17,006

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 1,250,000 shares issued and outstanding	1,250	1,250
Additional Paid-In Capital	99,990	99,990
(Deficit) Accumulated During Development Stage	(113,450)	(28,230)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT) (Note 2)	(12,210)	73,010

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$235,144	$90,016

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31, 2006	FOR THE PERIOD FROM MARCH 18, 2005 (INCEPTION) TO DECEMBER 31, 2005	FOR THE PERIOD FROM MARCH 18, 2005 (INCEPTION) TO DECEMBER 31, 2006

REVENUE	$-	$-		$-

EXPENSES
General and Administrative	85,220	28,230		113,450

NET (LOSS)	$(85,220)	$(28,230)		$(113,450)

NET (LOSS) PER COMMON SHARE - BASIC	$(0.07)	$(0.02)	$

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,250,000	1,250,000		1,250,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MARCH 18, 2005 (INCEPTION) TO DECEMBER 31, 2006

				(DEFICIT)
				ACCUMULATED
			ADDITIONAL	DURING
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

BALANCE, MARCH 18, 2005	-	$-	$-	$-	$-

Sale of Common Stock on March 30, 2005	1,250,000	1,250	99,990	-	101,240

Net (Loss)	-	-	-	(28,230)	(28,230)
BALANCE, DECEMBER 31, 2005	1,250,000	1,250	99,990	(28,230)	73,010

Net (Loss)	-	-	-	(85,220)	(85,220)
BALANCE, DECEMBER 31, 2006	1,250,000	$1,250	$99,990	$(113,450)	$(12,210)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 31, 2006	FOR THE PERIOD FROM MARCH 18, 2005 (INCEPTION) TO DECEMBER 31, 2005	FOR THE PERIOD FROM MARCH 18, 2005 (INCEPTION) TO DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(85,220)	$(28,230)	$(113,450)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Changes in:
Accounts payable	(1,347)	2,006	659
Accrued expenses	60	-	60
Subscription payable	126,635	-	126,635

Net Cash Provided (Used) by Operating Activities	40,128	(26,224)	13,904

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	-	101,240	101,240
Increase in deferred offering cost	(5,963)	(89,035)	(94,998)
Proceeds from issuance of loan payable to officer	105,000	15,000	120,000
Increase in restricted cash	(126,635)	-	(126,635)

Net Cash Provided (Used) by Financing Activities	(27,598)	27,205	(393)

NET INCREASE IN CASH	12,530	981	13,511

CASH AT BEGINNING OF PERIOD	981	-	-

CASH AT END OF PERIOD	$13,511	$981	$13,511

Cash Paid During the Year for:
Interest	$-	$-	$-
Income taxes	$1,647	$-	$1,647

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

ROKWADER, INC. (the Company), a development stage company, was organized under the laws of the State of Delaware on March 18, 2005. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is devoting substantially all of its present efforts to pursuing a business combination. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

GOING CONCERN AND PLAN OF OPERATION

The Company’s financial statements have been presented on the basis that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, even though the Company has not yet commenced operations. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to locating business combination candidates. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a business combination with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DEFERRED OFFERING COSTS

Deferred offering costs, consisting of legal, accounting and filing fees relating to the offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

The balance of $126,635 in the restricted cash account consists of the proceeds from the Company’s sale of 125,000 registered shares of its common stock for $125,000 and $1,635 of interest earned on such proceeds as of December 31, 2006. Pursuant to Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended, the Company deposited all proceeds of the offering and the shares sold into an escrow account, as further discussed in note 2.

CONCENTRATIONS OF CREDIT RISK

The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

COMPREHENSIVE INCOME (LOSS)

The Company has not presented a separate statement of other comprehensive income (loss) as there are no such items.

EARNINGS PER COMMON SHARE

Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on the operations of the Company.

NOTE 2 - STOCKHOLDERS’ EQUITY

On February 1, 2006, the Company completed an initial registered public offering of its common stock pursuant to the Company's registration statement on Form SB−2 (File No. 333−125314) that the Securities and Exchange Commission declared effective on November 2, 2005 (the “Registration Statement”). The Company offered and sold 125,000 registered shares of the Company's common stock, at a price of $1.00 per share. Pursuant to Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended, the Company deposited all proceeds of the offering and the shares sold into an escrow account. The offering was conducted by the Company's management without the use of an underwriter or securities dealer and the Company has not paid and will not pay commissions in connection with the sale of the shares. The shares sold and the proceeds of the offering will be held in escrow pending completion of a business combination. The Company has until May 2, 2007 to consummate a business combination with another entity. If the Company fails to consummate such a combination by May 2, 2007, the escrow will return the funds to the investors, plus any interest earned, and will return the shares held to the company for cancellation. Accordingly, the $125,000 subject to the withdrawal restrictions has been classified as restricted cash, and in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of  both Liabilities and Equity, a liability has been recorded for the obligation to repay these amounts to the investors if an acquisition is not consummated. As of December 31, 2006, the escrowed funds have accrued $1,635 of interest. Each investor will have an opportunity to respond to a reconfirmation offer given when such a combination is anticipated, included in a post-effective amendment to the registration statement, to reconfirm its interest in the offering and approve the potential business combination or have such investor's funds returned, plus any interest earned.

ROKWADER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 - RELATED PARTY TRANSACTIONS

As of December 31, 2006, Yale Farar, President, has loaned the Company $120,000, including $23,000 on August 22, 2006 and $20,000 on December 4, 2006. The Company used these funds to make payments for its general and administrative expenses and deferred offering costs. Pursuant to the terms of the Agreements to Advance Funds dated September 21, 2005, as amended, the loans are on an interest-free basis, documented by promissory notes and payable only upon consummation of a merger transaction or Event of Default, as defined by the promissory notes.

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities, such that they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - INCOME TAXES

The current year provision for income taxes includes income taxes currently payable and those deferred due to temporary differences between financial statement and tax basis of assets and liabilities. The provision for income taxes consists of the following:

Current:
Federal	$-0-
State	-0-

Deferred:
Net change in deferred tax assets:
Federal	-0-
State	-0-

$-0-

As of December 31, 2006 the Company has incurred $113,000 of start-up expense amortizable over 15 years. The Company has recorded a deferred tax asset of $38,000. As of December 31, 2006 the Company has no history of operations, accordingly, the $38,000 tax benefit for the start-up expenses has been offset by a $38,000 valuation allowance.

The following reconciles the federal statutory income tax rate to the effective rate of the provision for income taxes.

Federal Statutory Rate	34%
Valuation allowance adjustment	(34)%
Effective Rate	0%

NOTE 5 - SUBSEQUENT EVENTS

We entered into a Securities Exchange Agreement with Latigo Shore Music, Inc., (“Latigo”), on February 12, 2007. Pursuant to the terms of the exchange agreement, which is subject to adequate approval of the transaction and reconfirmation of investment by the investors in the IPO, we have agreed to issue 70,000 shares of our common stock (aggregating approximately 4.8% of our issued and outstanding common stock, including the escrowed IPO shares) plus $30,000, in exchange for all of Latigo’s issued and outstanding common stock. The Latigo stockholder will also be entitled to receive up to an additional 200,000 shares of our common stock from the date of closing through December 31, 2008, pursuant to an earn-out provision in the exchange agreement. As a result of the transaction, Latigo will become a wholly-owned subsidiary of Rokwader. See “The Exchange Agreement.” The transaction will be accounted for as a purchase of a business, in accordance with Statement of Financial Accounting Standards No. 141.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Latigo Shore Music, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of Latigo Shore Music, Inc. (the "Company"), A Delaware Corporation, as of December 31, 2006, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Latigo Shore Music, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

LEVY, SAPIN, KO & COMPANY Certified Public Accountants, Inc. Los Angeles, California

January 31, 2007

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Balance Sheet

As of December 31, 2006
(Audited)

Assets

Current Assets
Cash in bank	$33,202

Total Current Assets	$33,202

Total Assets	$33,202

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Loans Payable - see note 3	$34,000
Accrued interest payable	228

Total Current Liabilities	34,228

Stockholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized, $.001 par value - see note 4
Deficit accumulated in the development stage	(1,026)

Total Stockholders' Equity (Deficit)	(1,026)

Total Liabilities and Deficit Accumulated During the Development Stage	$33,202

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Profit and Loss

From Inception (November 29, 2006) to December 31, 2006
(Audited)

Expenses
Organizational expense	719
Office expense	79
Interest expense	228

Total Expenses	1,026

Net Loss	$(1,026)

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Retained Earnings (Deficit)

From Inception to December 31, 2006
(Audited)

Retained earnings, 11/29/06	$0

Net loss	(1,026)

Accumulated Deficit, 12/31/06	$(1,026)

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Cash Flows

For the Year Ended December 31, 2006
(Audited)

Cash Flows from Operating Activities
Net gain (loss)	$(1,026)

Changes in operating assets and liabilities:
Increase in accrued interest	228

Net cash used in operating activities	(798)

Cash Flows from Investing Activities

Loan	34,000

Net Increase In Cash	33,202

Cash at Beginning of Year	-

Cash at End of Year	$33,202

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
(A Development Stage Enterprise)

December 31, 2006
(Audited)

NOTE 1	Organization

The company was incorporated in the State of Delaware on November 29, 2006 and will be engaged in the publishing and production of music. The capital stock of 100,000,000 shares at $.001 par value was authorized as of November 29, 2006. Capital stock has been issued in the subsequent year and is 100% owned by one shareholder.

NOTE 2	Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting. Accordingly, the accompanying financial statements are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles.

In accordance with the Financial Accounting Standards Board pronouncements, because the principal operations of the company has not commenced, this company qualifies as a development stage company. This entails modification of the financial statement presentation and additional disclosures including the results of operations, statement of cash flow and stock issuance from the date of inception to the current year-end.

NOTE 3	Commitments and Contingencies

The Company has executed a promissory note on December 6, 2006 in the amount of $34,000 payable to a third party. The note bears interest at the rate of 10% per annum and is fully due on or before December 1, 2007.

The company committed itself to acquiring the rights to a catalogue of music royalties, the purchase of which to be completed in the subsequent year.

NOTE 4	Stockholders’ Equity

The capital stock of 100,000,000 million shares of $ .001 par value is authorized as of November 29, 2006. 10,000 shares were issued in January of 2007.

NOTE 5	Subsequent Events

The company completed the purchase and transfer of a one half interest in a catalogue of music copyrights effective in January of 2007.

The company has the intention of being acquired by another company within a few days. While not complete at this time, there is reasonable certainty from management that the transaction will take place and is therefore disclosed herein.

NOTE 6	Provision for Income Taxes

The current year’s provision for income taxes would normally include income taxes currently payable and those deferred due to temporary differences between the financial statement and tax basis of assets and liabilities. As of December 31, 2006, the Company has incurred start up costs of $1,026 which under current tax law the company has the option of deducting in a manner consistent with what is reflected for financial statement purposes. Therefore there is no current tax due nor will there be any deferred tax benefit to be reflected or disclosed at this time.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Balance Sheet

As of February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06
Assets
Current Assets
Cash in bank	$7,700	$33,202

Total Current Assets	7,700	33,202

Other Assets
Music copyright cost - see note 2	30,000
Master compact disks - see note 2, 5	30,000

Total Other Assets	60,000

Total Assets	$67,700	$33,202

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued interest payable	$653	$228
Accrued expenses	2,750
Loans payable - see note 3	34,000	34,000

Total Current Liabilities	37,403	34,228

Stockholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized,
70,000 issued, $.001 par value - see note 4	70
Capital in excess of par value	34,930
Deficit accumulated in the development stage	(4,703)	(1,026)

Total Stockholders' Equity (Deficit)	30,297	(1,026)

Total Liabilities and Stockholders' Equity
and Deficit Accumulated During the Development Stage	$67,700	$33,202

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statements of Profit and Loss

From Inception to February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06	From inception until 02/14/07
Expenses
Organizational expense	$-	$719	$719
Office expense	-	79	79
Interest expense	425	228	653
Music production cost	252	-	252
Legal and accounting	2,750	-	2,750
Filing fee	250	-	250

Total Expenses	3,677	1,026	4,703

Net Loss	$(3,677)	$(1,026)	$(4,703)

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.

(A Delaware Corporation)
A Development Stage Enterprise

Statements of Cash Flows

From Inception to February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06	From inception until 02/14/07
Cash Flows from Operating Activities
Net loss	$(3,677)	$(1,026)	$(4,703)

Changes in operating assets and liabilities:
Increase in accrued interest and expenses	3,175	228	3,403

Net cash used in operating activities	(502)	(798)	(1,300)

Cash Flows from Investing Activities

Purchase of copyrights and masters	(60,000)	-	(60,000)
Loan	-	34,000	34,000
Issuance of stock	35,000	-	35,000

Net Increase (Decrease) In Cash	(25,502)	33,202	7,700

Cash at Beginning of Year	33,202	-	-

Cash at End of Year	$7,700	$33,202	$7,700

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Stockholders' Equity (Deficit)

From Inception to February 14, 2007
(Unaudited)

Description	Common Stock Shares	Capital Stock	Capital in Excess of Par	Deficit Accumulated during Development Stage
Net Loss 12/31/06				$(1,026)
Sale of stock @ $.50 per share @ $.001 par value	10,000	$10	$4,990
Stock of asset @ $.50 per share @ $.001 par value	60,000	60	29,940
Net Loss				(3,677)
Balance 02/14/07	70,000	$70	$34,930	$(4,703)

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
(A Development Stage Enterprise)

Notes and Comments

February 14, 2007
(Unaudited)

NOTE 1	Basis of Presentation

The accompanying financial statements as of and for the period ended February 14, 2007, which have been derived from audited financial statements and the interim unaudited financial statements of Latigo Shore Music, Inc. (the “Company,” “we” or “us”), have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The accompanying financial statements include all adjustments (consisting of normal recurring adjustments) that we consider necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods presented. The results of operations for the one and ½ months ended February 14, 2007, shown herein are not necessarily indicative of the results that may be expected for the year ended December 31, 2007, or for any other period. These financial statements, and notes thereto, should be read in conjunction with the financial statements, and notes thereto, included in the Company's audit financial statements for the year ended December 31, 2006.

The company was incorporated in the State of Delaware on November 29, 2006 and will be engaged in the publishing and production of music. The capital stock of 100,000,000 shares at $.001 par value was authorized as of November 29, 2006. Capital stock has been issued as detailed in the statement of stockholders’ equity and is 100% owned by one stockholder.

The stockholder has entered into an agreement with Rokwader Inc whereby all of the issued and outstanding shares of the company will be acquired by Rokwader in exchange for Rokwader stock and cash. The company will continue to operate as a wholly owned subsidiary of Rokwader Inc.

NOTE 2	Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting. Accordingly, the accompanying financial statements are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles.

In accordance with the Financial Accounting Standards Board pronouncements, because the principal operations of the company has not commenced, this company qualifies as a development stage company. This entails modification of the financial statement presentation and additional disclosures including the results of operations, statement of cash flow and stock issuance from the date of inception of the company to the current period. In addition losses accumulated during this period are indicated as a deficit accumulated in the development stage.

Assets acquired for future music production and recordings are reflected at cost. A 50% interest in a music catalogue was acquired along with the transfer of master recordings of CD’s by the shareholder to the company. Since these intangible assets have been recently acquired and no determination has been made as to its useful life, no amortization is currently being reflected on the financial statements.

NOTE 3	Commitments and Contingencies

The Company has executed a promissory note on December 6, 2006 in the amount of $34,000 payable to a third party. The note bears interest at the rate of 10% per annum and is fully due on or before December 1, 2007.

The company has committed to arranging and producing demo recordings for a new artist for the purpose of seeking an exclusive recording contract. The financial effects of this agreement to the company cannot be determined at this time.

NOTE 4	Stockholders’ Equity

The capital stock of 100,000,000 shares of $ .001 par value is authorized as of November 29, 2006. 70,000 shares of common stock have been issued in 2007.

NOTE 5	Related Party Transactions

The master recordings were acquired from the stockholder for an amount equal to the cost incurred by the stockholder. The stockholder is also the artist who created these recordings. Additional common shares of the company were issued to pay for these assets.

PRO FORMA CONSOLIDATED UNAUDITED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements as of and for the year ended December 31, 2006, have been prepared from the December 31, 2006 audited financial statements of the Company and the audited financial statements of Latigo Shores Music, Inc. for the period from inception November 29, 2006 to December 31, 2006.

The unaudited pro forma consolidated financial statements as of and for the period ended February 14, 2007, have been prepared from the February 14, 2007 unaudited financial statements of the Company and the unaudited financial statements of Latigo Shores Music, Inc. from February 14, 2007.

The unaudited pro forma consolidated financial statements have been prepared on a basis to reflect the acquisition of Latigo Shores Music Inc. as if such acquisition occurred as of November 29, 2006 for the statements of income and as of December 31, 2006 for the balance sheet. For each period, two sets of pro forma financial statements have been prepared. One is assuming minimum (51%) investor approval and one assuming maximum (100%) investor approval.

The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the acquisition and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

The reader should read these unaudited pro forma consolidated financial statements in conjunction with the Company’s financial statements as of and for the year ended December 31, 2006.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised, as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma consolidated financial statements.

Rokwader, Inc.
Pro Forma Consolidated Balance Sheet
100% Investor Approval
(Unaudited)
As of December 31, 2006

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Assets
Cash	$13,511	$33,202	126,635	(b)	(30,000)	(a)	$143,348
Restricted Cash	126,635	-			(126,635)	(b)	-
Total Current Assets	140,146	33,202					143,348

Investment in Latigo	-	-					-
Deferred Offering Costs	94,998	-			(94,998)	(b)	-
Music Copyright Costs	-	-	30,000	(a)			30,000
Master Compact Disks	-	-	30,000	(a)			30,000
Employment Contract	-	-	29,800	(a)			29,800
Artist Contract	-	-	2,500	(a)			2,500
Goodwill	-	-	8,726	(a)			8,726
Total Other Assets	94,998	-					101,026

Total Assets	$235,144	$33,202					$244,374

Liabilities and Shareholder's Equity
Accounts Payable	$659	$-					$659
Accrued Interest Payable	1,635	228	1,635	(b)			228
Accrued Expenses	60	-					60
Loans Payable	-	34,000					34,000
Loan Payable to Officer	120,000	-					120,000
Subscription Payable	125,000	-	125,000	(b)			-
Total Liabilities	247,354	34,228					154,947

					(70)	(a)
Common Stock	1,250	-			(125)	(b)	1,445

					(69,930)	(a)
Additional Paid-in Capital	99,990	-	94,998	(b)	(124,875)	(b)	199,797
					(1,635)	(b)
Accumulated Deficit	(113,450)	(1,026)			(1,026)	(a)	(111,815)
Total Shareholder's Deficit	(12,210)	(1,026)					89,427

Total Liabilities and Equity	$235,144	$33,202					$244,374

Rokwader, Inc.
Pro Forma Consolidated Income Statement
100% Investor Approval
(Unaudited)
For the Year Ended December 31, 2006

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments		Pro Forma
	Inc.	Inc.	Debit	Credit	Combined
Interest Income	$-	$-		1,635	$1,635

Expenses
General and Administrative	85,220	1,026			86,246

Net Income (Loss)	$(85,220)	$(1,026)			$(84,611)

Net (Loss) per Common Share - Basic	$(0.07)	$-			$(0.06)

Weighted Average Number			70,000
of Common Shares Outstanding	1,250,000	-	125,000		1,445,000

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
100% INVESTOR APPROVAL AS OF DECEMBER 31, 2006

The notes to the unaudited pro forma consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. (Latigo) for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $8,726. In addition, it assumes Latigo owned the music copyright costs, master compact disks, employment contract, and artist contract as of December 31, 2006. The allocation of the purchase price is itemized as follows:

Allocation of Purchase Price

Cash	$33,202
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(34,228)
Goodwill	8,726
Total Purchase Price	100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

(b)	Reflects the release of funds held in escrow from the Company’s IPO resulting from the acquisition of a business in accordance with SEC rule 419.

Rokwader, Inc.
Pro Forma Consolidated Balance Sheet
51% Investor Approval
(Unaudited)
As of December 31, 2006

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Assets

Cash	$13,511	$33,202	64,584	(b)	(30,000)	(a)	$81,297
Restricted Cash	126,635	-			(126,635)	(b)	-
Total Current Assets	140,146	33,202					81,297

Investment in Latigo	-	-					-
Deferred Offering Costs	94,998	-			(94,998)	(b)	-
Music Copyright Costs	-	-	30,000	(a)			30,000
Master Compact Disks	-	-	30,000	(a)			30,000
Employment Contract	-	-	29,800	(a)			29,800
Artist Contract	-	-	2,500	(a)			2,500
Goodwill	-	-	8,726	(a)			8,726
Total Other Assets	94,998	-					101,026

Total Assets	$235,144	$33,202					$182,323

Liabilities and Shareholder's Equity
Accounts Payable	$659	$-					$659
Accrued Interest Payable	1,635	228	1,635	(b)			228
Accrued Expenses	60	-					60
Loans Payable	-	34,000					34,000
Loan Payable to Officer	120,000	-					120,000
Subscription Payable	125,000	-	125,000	(b)			-
Total Liabilities	247,354	34,228					154,947

					(70)	(a)
Common Stock	1,250	-			(64)	(b)	1,384

					(69,930)	(a)
Additional Paid-in Capital	99,990	-	63,750	(b)	(63,686)	(b)	169,856

Accumulated Deficit	(113,450)	(1,026)	30,414	(b)	(1,026)	(a)	(143,864)
Total Shareholder's Deficit	(12,210)	(1,026)					27,376

Total Liabilities and Equity	$235,144	$33,202					$182,323

Rokwader, Inc.
Pro Forma Consolidated Income Statement
51% Investor Approval
(Unaudited)
For the Year Ended December 31, 2006

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Interest Income	$-	$-			834	(b)	$834

Expenses
General and Administrative	85,220	1,026	31,248	(b)			117,494

Net Income (Loss)	$(85,220)	$(1,026)					$(116,660)

Net (Loss) per Common Share - Basic	$(0.07)	$-					$(0.08)

Weighted Average Number			70,000
of Common Shares Outstanding	1,250,000	-	64,000				1,384,000

NOTESTOTHE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
51% INVESTOR APPROVALAS OF DECEMBER 31, 2006

The notes to the unaudited pro forma consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. (Latigo) for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $8,726. In addition, it assumes Latigo owned the music copyright costs, master compact disks, employment contract, and artist contract as of December 31, 2006. The allocation of the purchase price is itemized as follows:

Allocation of Purchase Price

Cash	$33,202
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(34,228)
Goodwill	8,726
Total Purchase Price	$100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

(b)
Reflects the release of funds held in escrow from the Company’s IPO resulting from the acquisition of a business in accordance with SEC rule 419. Assuming only 51% of the investors approve the acquisition, the Company returns 49% of its IPO funds (including accrued interest) to the disapproving investors. The Company’s deferred offering costs relating to its IPO were offset against capital retained from the 51% investor approval.  The remaining deferred offering costs of $31,248 were expended as they exceeded the capital retained from the offering.

Rokwader, Inc.
Pro Forma Consolidated Balance Sheet
100% Investor Approval
(Unaudited)
As of February 14, 2007

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Assets
Cash	12,852	7,700	126,635	(b)	(30,000)	(a)	117,187
Restricted Cash	126,635	-			(126,635)	(b)	-
Total Current Assets	139,487	7,700					117,187

Investment in Latigo	-	-					-
Deferred Offering Costs	94,998	-			(94,998)	(b)	-
Music Copyright Costs	-	30,000					30,000
Master Compact Disks	-	30,000					30,000
Employment Contract	-		29,800	(a)			29,800
Artist Contract	-		2,500	(a)			2,500
Goodwill	-	-	37,403	(a)			37,403
Total Other Assets	94,998	60,000					129,703

Total Assets	234,485	67,700					246,890

Liabilitites and Shareholder's Equity
Accounts Payable	9,376	653					10,029
Accrued Interest Payable	1,635	-	1,635	(b)			-
Accrued Expenses	6,803	2,750					9,553
Loans Payable	-	34,000					34,000
Loan Payable to Officer	120,000	-					120,000
Subscription Payable	125,000	-	125,000	(b)			-
Total Liabilities	262,814	37,403					173,582

					(70)	(a)
Common Stock	1,250	70	70	(a)	(125)	(b)	1,445

			34,930	(a)	(69,930)	(a)
Additional Paid-in Capital	99,990	34,930	94,998	(b)	(124,875)	(b)	199,797
					(1,635)	(b)
Accumulated Deficit	(129,569)	(4,703)			(4,703)	(a)	(127,934)
Total Shareholder's Deficit	(28,329)	30,297					73,308

Total Liabilities and Equity	234,485	67,700					246,890

Rokwader, Inc.
Pro Forma Consolidated Income Statement
100% Investor Approval
(Unaudited)
For the Period January 1, 2007 to February 14, 2007

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments		Pro Forma
	Inc.	Inc.	Debit	Credit	Combined
Interest Income	$-	$-		1,635	$1,635

Expenses
General and Administrative	16,119	3,677			19,796

Net Income (Loss)	$(16,119)	$(3,677)			$(18,161)

Net (Loss) per Common Share - Basic	$(0.01)	$-			$(0.01)

Weighted Average Number			70,000
of Common Shares Outstanding	1,250,000	-	125,000		1,445,000

NOTESTOTHE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
100% INVESTOR APPROVALAS OF FEBRUARY 14, 2007
The notes to the unaudited pro forma consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $37,403. The allocation of the purchase price is itemized as follows:

Cash	$7,700
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(37,403)
Goodwill	37,403
Total Purchase Price	$100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

(b)	Reflects the release of funds held in escrow from the Company’s IPO resulting from the acquisition of a business in accordance with SEC rule 419.

Rokwader, Inc.
Pro Forma Consolidated Balance Sheet
51% Investor Approval
(Unaudited)
As of February 14, 2007

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Assets
Cash	12,852	7,700	64,584	(b)	(30,000)	(a)	55,136
Restricted Cash	126,635	-			(126,635)	(b)	-
Total Current Assets	139,487	7,700					55,136

Investment in Latigo	-	-					-
Deferred Offering Costs	94,998	-			(94,998)	(b)	-
Music Copyright Costs	-	30,000					30,000
Master Compact Disks	-	30,000					30,000
Employment Contract	-	-	29,800	(a)			29,800
Artist Contract	-	-	2,500	(a)			2,500
Goodwill	-	-	37,403	(a)			37,403
Total Other Assets	94,998	60,000					129,703

Total Assets	234,485	67,700					184,839

Liabilitites and Shareholder's Equity
Accounts Payable	9,376	653					10,029
Accrued Interest Payable	1,635	-	1,635	(b)			-
Accrued Expenses	6,803	2,750					9,553
Loans Payable	-	34,000					34,000
Loan Payable to Officer	120,000	-					120,000
Subscription Payable	125,000	-	125,000	(b)			-
Total Liabilities	262,814	37,403					173,582

					(70)	(a)
Common Stock	1,250	70	70	(a)	(64)	(b)	1,384

			34,930	(a)	(69,930)	(a)
Additional Paid-in Capital	99,990	34,930	63,750	(b)	(63,686)	(b)	169,856

Accumulated Deficit	(129,569)	(4,703)	30,414	(b)	(4,703)		(159,983)
Total Shareholder's Deficit	(28,329)	30,297					11,257

Total Liabilities and Equity	234,485	67,700					184,839

Rokwader, Inc.
Pro Forma Consolidated Income Statement
51% Investor Approval
(Unaudited)
For the Period January 1, 2007 to February 14, 2007

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments				Pro Forma
	Inc.	Inc.	Debit		Credit		Combined
Interest Income	$-	$-			834	(b)	$834

Expenses
General and Administrative	16,119	3,677	31,248	(b)			51,044

Net Income (Loss)	$(16,119)	$(3,677)					$(50,210)

Net (Loss) per Common Share - Basic	$(0.01)	$-					$(0.04)

Weighted Average Number			70,000
of Common Shares Outstanding	1,250,000	-	64,000				1,384,000

NOTESTOTHE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
51% INVESTOR APPROVALAS OF FEBRUARY 14, 2007
The notes to the unaudited pro forma consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $37,403. The allocation of the purchase price is itemized as follows:

Allocation of Purchase Price

Cash	$7,700
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(37,403)
Goodwill	37,403
Total Purchase Price	$100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

(b)
Reflects the release of funds held in escrow from the Company’s IPO resulting from the acquisition of a business in accordance with SEC rule 419. Assuming only 51% of the investors approve the acquisition, the Company returns 49% of its IPO funds (including accrued interest) to the disapproving investors. The Company’s deferred offering costs relating to its IPO were offset against capital retained from the 51% investor approval.  The remaining deferred offering costs of $31,248 were expended as they exceeded the capital retained from the offering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant’s by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Certificate of Incorporation, the by-laws, and the Delaware General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant’s consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also the Registrant’s Certificate of Incorporation and by-laws, filed herewith as exhibits.

ITEM 25.   EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Escrow Fee	$3,000
Securities and Exchange Commission Registration Fee	15
Legal Fees	75,000
Accounting Fees	10,000
Printing and Engraving	2,985
Blue Sky Qualification Fees and Expenses	5,000
Transfer Agent Fee	5,000
Miscellaneous	4,000
TOTAL	$105,000

The following are our estimated expenses for our reconfirmation offering:

Securities and Exchange Commission Registration Fee	$-0-
Legal Fees	35,000
Accounting Fees	7,500
Printing and Engraving	2,000
Blue Sky Qualification Fees and Expenses	3,000
Transfer Agent Fee	1,000
Miscellaneous	1,500
TOTAL	$50,000

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

The Registrant issued 1,250,000 shares of common stock on March 30, 2005, to three investors for cash consideration of $0.08 per share for an aggregate investment of $101,240. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act.

Neither the registrant nor any person acting on its behalf offered or sold the unregistered securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

All purchasers of our restricted securities are accredited investors and represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.   EXHIBITS

2.1****	Securities Exchange Agreement dated February 12, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

3.1**	Certificate of Incorporation

3.2**	By-Laws

4.1**	Specimen Certificate of Common Stock

4.2**	Escrow Agreement

4.3**	Registration Rights Agreement

4.4**	Amendment to Escrow Agreement

4.5*	Form of Rokwader Reconfirmation Letter to Section 419 Investors

5.1**	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1**	Form of Subscription Agreement

10.2**	Agreement to Advance Funds by Yale Farar

10.3***	Second Amendment to the Agreement to Advance Funds by Yale Farar dated December 4, 2006

10.4***	Promissory Note dated December 4, 2006 in favor of Yale Farar

10.5*	Addendum to Agreement to Advance Funds by Yale Farar dated March 27, 2007

10.6*	Memorandum of Understanding between Ask Street Music, LLC and Latigo Shore Music, Inc. dated January 25, 2007

10.7*	Employment Agreement between Steve Dorff and Latigo Shore Music, Inc. dated February 1, 2007

10.8*	Letter Agreement between Latigo Shore Music, Inc. and Jon Estep dated February 13, 2007

10.9*	Fair Market Valuation Opinion and Report dated March 30, 2007 re: Latigo Shore Music, Inc.

23.1*	Consent of Stonefield Josephson, Inc.

23.2*	Consent of Levy, Sapin, Ko & Company (Latigo’s accountants)

23.3**	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page of Registration Statement filed May 27, 2005)

*	Filed herewith

**	These exhibits have been previously filed with the Registrant’s SB-2 Registration Statement (333-125314).

***	Filed as exhibits to Registrant’s Form 8-K filed December 4, 2006

****	Filed as an exhibit to Registrant’s Form 8-K filed February 14, 2007.

ITEM 28.   UNDERTAKINGS

The Registrant undertakes:

(1)	To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Registrant to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on April 4, 2007.

ROKWADER, INC.

By:	/s/ Yale Farar
Yale Farar, President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Yale Farar	Dated: April 4, 2007
Yale Farar
President (Principal Executive Officer) and Director

/s/ Mitchell W. Turk	Dated: April 4, 2007
Mitchell W. Turk
Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director

/s/ Gary Saderup	Dated: April 4, 2007
Gary Saderup
Director

EXHIBITS INDEX

Exhibit No.

2.1****	Securities Exchange Agreement dated February 12, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

3.1**	Certificate of Incorporation

3.2**	By-Laws

4.1**	Specimen Certificate of Common Stock

4.2**	Escrow Agreement

4.3**	Registration Rights Agreement

4.4**	Amendment to Escrow Agreement

4.5*	Form of Rokwader Reconfirmation Letter to Section 419 Investors

5.1**	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1**	Form of Subscription Agreement

10.2**	Agreement to Advance Funds by Yale Farar

10.3***	Second Amendment to the Agreement to Advance Funds by Yale Farar dated December 4, 2006

10.4***	Promissory Note dated December 4, 2006 in favor of Yale Farar

10.5*	Addendum to Agreement to Advance Funds by Yale Farar dated March 27, 2007

10.6*	Memorandum of Understanding between Ask Street Music, LLC and Latigo Shore Music, Inc. dated January 25, 2007

10.7*	Employment Agreement between Steve Dorff and Latigo Shore Music, Inc. dated February 1, 2007

10.8*	Letter Agreement between Latigo Shore Music, Inc. and Jon Estep dated February 13, 2007

10.9*	Fair Market Valuation Opinion and Report dated March 30, 2007 re: Latigo Shore Music, Inc.

23.1*	Consent of Stonefield Josephson, Inc.

23.2*	Consent of Levy, Sapin, Ko & Company (Latigo’s accountants)

23.3**	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page of Registration Statement filed May 27, 2005)

*	Filed herewith

**	These exhibits have been previously filed with the Registrant’s SB-2 Registration Statement (333-125314).

***	Filed as exhibits to Registrant’s Form 8-K filed December 4, 2006

****	Filed as an exhibit to Registrant’s Form 8-K filed February 14, 2007.

EXHIBIT 4

FORM OF RECONFIRMATION LETTER
FOR ROKWADER

[ADDRESS]

Re: Rokwader, Inc. Reconfirmation Offering

Dear __________________:

On February 12 2007, we entered into a merger agreement with Latigo Shore Music, Inc., a Delaware corporation (“Latigo”), and subsequently filed a post-effective amendment to our registration statement with the Securities and Exchange Commission (“SEC”). As a result, pursuant to SEC Rule 419, we are now required to request reconfirmation of your investment in Rokwader, Inc. We only have until May 2, 2007 to complete the Latigo acquisition. Therefore, we are requiring that all investors in our initial public offering (“IPO”) return this letter on or before April 30, 2007. If we receive back letters from all of our IPO investors by April 30, 2007 and if (a) at least 51% of the investors in our IPO and (b) 51% of the shares purchased in the IPO reconfirm their investment, we will complete our acquisition of Latigo.

Attached is a copy of the amended prospectus for the reconfirmation offering. You will have until April 30, 2007 to notify us that you confirm your previous purchase of common stock of Rokwader, Inc. or you may rescind your prior purchase of common stock of Rokwader, Inc. Please read the amended prospectus, and then review the statements below.

If you elect to rescind your prior investment in Rokwader, Inc. and we otherwise have enough reconfirming investors to complete the acquisition of Latigo, we will return 100% of your investment in Rokwader, Inc. with interest, if any. However, if you fail to return this letter with your signed election on or before April 30, 2007 we will not be able to complete the Latigo acquisition and your investment will be returned to you.

If 51% of the investors in our IPO and investors owning at least 51% of the shares purchased in the IPO do not reconfirm their investment or fail to return a signed election in a timely manner, we will not complete the acquisition of Latigo and we will return 100% of your investment to you without further action on your part.

Please make your election, sign and date this reconfirmation letter where indicated below and immediately fax a copy of this letter to (818) 591-1612 and return this letter in the self-addressed envelope. It is important that we receive your election to remain an investor in writing. Any additional questions regarding the reconfirmation offering may be directed to Yale Farar at (818) 224-3675.

Very truly yours,

Rokwader, Inc.

Yale Farar, President

RECONFIRMATION ELECTION

Re: Rokwader, Inc. Reconfirmation Offering

I have read the prospectus dated November 2, 2005 and the amended prospectus dated April ___, 2007 and I hereby:

______ Reconfirm my investment in the Rokwader, Inc. initial public offering.

______ Do NOT reconfirm my investment in the Rokwader, Inc. initial public offering.

Printed Name ___________________________________________________

Signature _____________________________________________________

Date: ____________________________

Please date and sign exactly as name(s) appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or LLC, please sign in partnership name by authorized person.